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As filed with the Securities and Exchange Commission on June 5, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOVNANIAN ENTERPRISES, INC.	K. HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)
22-1851059	22-2423583
(I.R.S. Employer Identification Number)
110 West Front Street Red Bank, New Jersey 07701 (732) 747-7800	110 West Front Street Red Bank, New Jersey 07701 (732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
110 West Front Street
Red Bank, New Jersey 07701
(732) 747-7800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Vincent Pagano, Jr., Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Michael Kaplan, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Notes	$350,000,000(1)	(3)
Guarantees of Senior Notes	(2)	None

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
No separate consideration will be received for the Guarantees.
(3)
The issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

Table of additional registrants

Exact Name of Registrant As Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address Including Zip Code, and Telephone Number Including Area Code, of Registrant's Principal Executive Offices
Arrow Properties, Inc.	NJ	22-1945442	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Hovnanian Developments of Florida, Inc.	FL	22-2416624	110 West Front Street Red Bank, New Jersey 07701 747-7800
K. Hov International, Inc.	NJ	22-3188610	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, II, Inc.	CA	57-1135061	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, Inc.	CA	95-4892009	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards IV, Inc.	NJ	22-3292171	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Branchburg III, Inc.	NJ	22-2961099	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater VI, Inc.	NJ	22-3243298	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Burlington III, Inc.	NJ	22-3412130	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

1

K. Hovnanian at Burlington, Inc.	NJ	22-2949611	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Calabria, Inc.	CA	22-3324654	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Castile, Inc.	CA	22-3356308	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chaparral, Inc.	CA	22-3565730	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clarkstown, Inc.	NJ	22-2618176	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Crestline, Inc.	CA	22-3493450	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Whiteland I, Inc.	PA	22-3483220	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township I, Inc.	NJ	22-2459186	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown, Inc.	NJ	22-2765936	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

2

K. Hovnanian at Hershey's Mill, Inc.	PA	22-3445102	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell IV, Inc.	NJ	22-3345622	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hopewell VI, Inc.	NJ	22-3465709	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Howell Township, Inc.	NJ	22-2859308	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Kings Grant I, Inc.	NJ	22-2601064	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Klockner Farms, Inc.	NJ	22-2572442	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Terraza, Inc.	CA	22-3303807	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lakewood, Inc.	NJ	22-2618178	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Saucon, Inc.	PA	22-2961090	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah II, Inc.	NJ	22-2859315	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

3

K. Hovnanian at Mahwah V, Inc.	NJ	22-2868663	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mahwah VII, Inc.	NJ	22-2592139	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan, Inc.	NJ	22-2442998	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro II, Inc.	NJ	22-2748659	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township III, Inc.	NJ	22-2847875	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IV, Inc.	NJ	22-3301196	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Metro DC South, Inc.	VA	22-3583847	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe II, Inc.	NY	22-2718071	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montclair NJ, Inc.	NJ	22-2759221	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montgomery I, Inc.	PA	22-3165601	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

4

K. Hovnanian at Northern Westchester, Inc.	NJ	22-2814372	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northlake, Inc.	CA	22-3336696	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Township, Inc.	NJ	22-3094742	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Walk, Inc.	CA	22-3565732	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen I, Inc.	PA	22-3094743	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen II, Inc.	PA	22-3301197	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Plainsboro III, Inc.	NJ	22-3027955	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Princeton, Inc.	NJ	22-3322125	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Reservoir Ridge, Inc.	NJ	22-2510587	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

5

K. Hovnanian at Saratoga, Inc.	CA	22-3547806	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sawmill, Inc.	PA	22-3602924	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains II, Inc.	NJ	22-3464496	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville, Inc.	NJ	22-1732674	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick III, Inc.	NJ	22-2652530	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick V, Inc.	NJ	22-2937570	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stony Point, Inc.	NJ	22-2758195	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sycamore, Inc.	CA	22-3493456	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tannery Hill, Inc.	NJ	22-3396608	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Bluff, Inc.	NJ	22-1841019	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

6

K. Hovnanian at The Cedars, Inc.	NJ	22-3406664	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thornbury, Inc.	PA	22-3462983	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tierrasanta, Inc.	CA	22-3351875	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trovata, Inc.	CA	22-3369099	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tuxedo, Inc.	NJ	22-3516266	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township I, Inc.	NJ	22-3415873	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VI, Inc.	NJ	22-2859303	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VIII, Inc.	NJ	22-3434643	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

7

K. Hovnanian at Washingtonville, Inc.	NY	22-2717887	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne III, Inc.	NJ	22-2607669	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne V, Inc.	NJ	22-2790299	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildrose, Inc.	CA	22-3312525	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of California, Inc.	CA	22-3301757	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Maryland, Inc.	MD	22-3331050	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Metro Washington, Inc.	VA	22-3169584	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of New York, Inc.	NY	22-2618171	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

8

K. Hovnanian Construction II, Inc.	NJ	22-2246316	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction III, Inc.	NJ	22-1945444	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction Management, Inc.	NJ	22-3406668	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Arizona, Inc.	AZ	31-1825442	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of California, Inc.	CA	22-3303806	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Connecticut, Inc.	CT	20-3920999	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of D.C., Inc.	DC	20-2377106	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Delaware, Inc.	DE	20-1528466	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Georgia, Inc.	GA	20-3286085	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Illinois, Inc.	IL	20-24221053	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Indiana, Inc.	IN	20-3278908	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

9

K. Hovnanian Developments of Maryland, Inc.	MD	22-3331045	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New York, Inc.	NY	22-2626492	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of North Carolina, Inc.	NC	22-2765939	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Ohio, Inc.	OH	32-0069376	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

10

K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Virginia, Inc.	VA	22-3188615	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Enterprises, Inc.	CA	22-2423583	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Equities, Inc.	NJ	21-0736206	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Forecast Homes Northern, Inc.	CA	Pending	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Forecast Homes Southern, Inc.	CA	Pending	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Forecast Homes, Inc.	CA	95-4892007	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of North Carolina, Inc.	NC	56-1458833	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Investment Properties of New Jersey, Inc.	NJ	22-2541361	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

11

Hovnanian Land Investment Group of Pennsylvania, L.L.C.	PA	20-4641720	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Newark Urban Renewal Corporation, Inc.	NJ	22-3017267	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of North Brunswick V, Inc.	NJ	22-2057907	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Wall, Inc.	NJ	22-3244134	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
KHC Acquisition, Inc.	CA	22-3303802	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Landarama, Inc.	NJ	22-1978612	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Long Branch, Inc.	NJ	22-3359254	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford of Delaware, Inc.	DE	22-3686728	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
MCNJ, Inc.	NJ	22-2722906	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

12

Pine Brook Company, Inc.	NJ	22-1762833	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Reflections of You Interiors, Inc.	TX	75-1967894	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Seabrook Accumulation Corporation	CA	33-0989615	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Stonebrook Homes, Inc.	CA	33-0553884	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
The Matzel & Mumford Organization, Inc.	NJ	22-3670677	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Washington Homes, Inc.	DE	22-3774737	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Tennessee, Inc.	TN	52-1973363	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Westminster Homes, Inc.	NC	52-1874680	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
WH Land I, Inc.	MD	52-2073468	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
WH Properties, Inc.	MD	52-1662973	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Alford, L.L.C.	VA	20-1532156	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

13

Dulles Coppermine, L.L.C.	VA	31-1820770	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
HLIG Investment I, L.L.C.	NJ	20-3059401	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of California, L.L.C.	CA	20-1471139	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Florida, L.L.C.	FL	20-1379037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovanian Land Investment Group of Georgia, L.L.C.	GA	20-3286085	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of New Jersey, L.L.C.	NJ	20-3002580	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of North Carolina, L.L.C.	NC	20-1309025	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

14

Hovnanian Land Investment Group of Texas, L.L.C.	TX	20-1442111	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Virginia, L.L.C.	VA	20-1020023	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 3 Chapman, L.L.C.	CA	Pending	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S, L.L.C.	CA	73-1638455	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Aberdeen Urban Renewal, L.L.C.	NJ	20-4397868	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Acqua Vista, L.L.C.	CA	20-0464161	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Aliso, L.L.C.	CA	20-1218567	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Allentown, L.L.C.	PA	20-3215910	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Arbor Heights, L.L.C.	CA	33-0890775	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Avenue One, L.L.C.	CA	65-1161801	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

15

K. Hovnanian at Barnegat II, L.L.C.	NJ	20-3030275	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat III, L.L.C.	NJ	20-4135622	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bella Lago, L.L.C.	CA	20-1218576	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards V, L.L.C.	DE	22-3618587	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridlewood, L.L.C.	CA	20-1454077	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Broad and Walnut, L.L.C.	PA	20-3477133	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cabrillo Knolls, L.C.C.	CA	Pending	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

16

K. Hovnanian at Camp Hill, L.L.C.	PA	20-4215810	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Capistrano, L.L.C.	CA	20-1618465	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Village, L.L.C.	CA	52-2147831	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove IV, L.L.C.	NJ	20-1185029	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chesterfield II, L.L.C.	NJ	20-4135587	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cielo, L.L.C.	CA	20-3393453	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton II, L.L.C.	NJ	22-3862906	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

17

K. Hovnanian at Cortez Hill, L.L.C.	CA	31-1822959	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dover, L.L.C.	NJ	20-3072574	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Eastlake, L.L.C.	CA	31-1820096	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Egg Harbor Township II, L.L.C.	NJ	20-3158355	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

18

K. Hovnanian at Encinitas Ranch, L.L.C.	CA	33-0890770	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Evergreen, L.L.C.	CA	20-1618392	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Fifth Avenue, L.L.C.	NJ	20-4594377	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forks Twp. I, L.L.C.	PA	20-4202483	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township, L.L.C.	NJ	22-2500651	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Gaslamp Square, L.L.C.	CA	20-1454058	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Great Notch, L.L.C.	NJ	22-3330582	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

19

K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hazlet, L.L.C.	NJ	20-4568967	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highland Shores, L.L.C.	MN	20-2705991	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highwater, L.L.C.	CA	20-1454037	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

20

K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Keyport, L.L.C.	NJ	20-4918777	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa Greens, L.L.C.	CA	31-1820094	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa, L.L.C.	CA	31-1820094	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Habra Knolls, L.L.C.	CA	31-1819908	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lafayette Estates, L.L.C.	NJ	22-3658926	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Hills, L.L.C.	CA	22-3303806	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Ridge Crossing, L.L.C.	VA	22-3778537	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lawrence V, L.L.C.	NJ	22-3638073	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

21

K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Tokyo, L.L.C.	CA	56-2308030	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Long Branch I, L.L.C.	NJ	56-2308030	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

22

K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland III, L.L.C.	PA	20-4863743	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Macungie, L.L.C.	PA	20-4863710	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan III, L.L.C.	NJ	22-3337896	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield I, L.L.C.	NJ	22-3556345	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield II, L.L.C.	NJ	22-3556346	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Maple Avenue, L.L.C	NJ	20-4863855	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Maple Avenue I, L.L.C	NJ	20-4861624	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township V, L.L.C.	NJ	22-2741139	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

23

K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee, L.L.C.	CA	52-2147832	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Menifee Valley Condominiums, L.L.C.	CA	20-1618446	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middle Township II, L.L.C.	NJ	20-3832384	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown, L.L.C.	NJ	22-3630452	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

24

K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville III, L.L.C.	NJ	20-2977971	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mockingbird Canyon L.L.C.	CA	20-4106816	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe III, L.L.C.	NJ	20-0876393	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe NJ, L.L.C.	NJ	20-3512199	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mosaic, L.L.C.	CA	55-0820915	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at New Brunswick Urban Renewal, L.L.C.	NJ	20-4053097	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at New Windsor, L.L.C.	NY	20-3158568	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

25

K. Hovnanian at North Bergen, L.L.C.	NJ	22-2935352	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Brunswick VI, L.L.C.	NJ	22-3627814	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell, L.L.C.	NJ	20-0412508	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Wildwood, L.L.C.	NJ	5-3769684	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northampton. L.L.C.	PA	22-3785527	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pacific Bluffs, L.L.C.	CA	33-0890774	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pacifica San Juan, L.L.C.	CA	20-4751032	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

26

K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Park Lane, L.L.C.	CA	33-0896285	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Philadelphia III, L.L.C.	PA	20-3216099	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Philadelphia IV, L.L.C.	PA	20-3216000	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Piazza D'Oro, L.L.C.	CA	11-3760903	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Prado, L.L.C.	CA	20-3158762	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Princeton NJ, L.L.C.	NJ	20-3728840	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Princeton Landing, L.L.C	NJ	20-4678083	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Santa Margarita, L.L.C.	CA	33-0890773	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

27

K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rapho, L.L.C.	PA	20-2293515	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Readington II, L.L.C.	NJ	22-3085521	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Red Bank, L.L.C.	NJ	20-2489028	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Ridgemont, L.L.C.	NJ	20-3375106	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ridgestone, L.L.C.	MN	20-3563233	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend, L.L.C.	CA	33-0890777	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Roderuck, L.L.C.	MD	22-3756336	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rosemary Lantana, L.L.C.	CA	20-1786974	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rowland Heights, L.L.C.	CA	22-2147833	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sage, L.L.C.	CA	20-3230547	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

28

K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, L.L.C.	NJ	20-1149329	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Silver Spring, L.L.C.	PA	20-3230502	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Skye Isle, L.L.C.	CA	31-1820095	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville III, L.L.C.	NJ	22-2776387	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Somers Point, L.L.C.	NJ	16-1639761	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sparta, L.L.C.	NJ	20-4326573	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springco, L.L.C.	NJ	65-1161805	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springfield, L.L.C.	NJ	20-2892866	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sunsets, L.L.C.	CA	33-0890768	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

29

K. Hovnanian at Teaneck, L.L.C.	NJ	20-1584240	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Crosby, L.L.C.	CA	20-0936364	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Gables, L.L.C.	CA	33-0890769	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Monarch, L.L.C.	NJ	20-3215837	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Preserve, L.L.C.	CA	20-1337079	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thompson Ranch, L.L.C.	CA	20-1599518	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Towngate, L.L.C.	CA	20-3158839	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trail Ridge, L.L.C.	CA	33-0990615	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trenton, L.L.C.	NJ	20-3728778	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trenton Urban Renewal, L.L.C.	NJ	20-4908853	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township II, L.L.C.	NJ	20-2828805	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

30

K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Verona Urban Renewal, L.L.C.	NJ	20-4359783	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vineland, L.L.C.	NJ	34-1997435	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wanaque, L.L.C.	NJ	22-3626037	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne VIII, L.L.C.	NJ	22-3618348	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

31

K. Hovnanian at West Bradford, L.L.C.	PA	20-2560211	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Front Street, L.L.C.	NJ	20-4863775	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Milford, L.L.C.	NJ	22-3740951	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Windsor, L.L.C.	NJ	22-3618242	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildwood Bayside, L.L.C.	NJ	20-4385082	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Winchester, L.L.C.	CA	52-2147836	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woolwich I, L.L.C.	NJ	22-3828777	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers I, L.L.C.	NY	20-1399287	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Yonkers II, L.L.C.	NY	20-1399310	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

32

K. Hovnanian at Yonkers III, L.L.C.	NY	20-1399330	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Central Acquisitions, L.L.C.	DE	22-3556343	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Classics CIP, L.L.C.	NJ	20-3684969	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Classics, L.L.C.	NJ	20-3761401	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Virginia, Inc.	MD	22-3683159	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies, L.L.C.	CA	59-3762298	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Connecticut Acquisitions, L.L.C.	CT	20-3921070	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Craftbuilt Homes of Georgia, L.L.C.	GA	20-4467858	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Craftbuilt Homes of South Carolina, L.L.C.	SC	20-4467887	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Delaware Acquistions, L.L.C.	DE	20-4823251	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

33

K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian FCS, L.L.C.	FL	20-3230437	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian First Homes, L.L.C.	FL	20-3198237	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Historic Virginia, L.L.C.	VA	22-3647925	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K Hovnanian Franciscus Homes, L.L.C.	VA	20-3832432	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Gold Hill, L.L.C.	SC	31-1820161	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Building Company, L.L.C.	AZ	31-1825443	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Homes, L.L.C.	AZ	31-1825441	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Banyon Cove, L.L.C.	VA	20-3450088	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Bayview, L.L.C.	MD	20-3529161	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

34

K. Hovnanian Homes at Cameron Station, L.L.C.	VA	20-1169628	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Greenway Farm, L.L.C.	MD	20-3921143	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Greenway Farm, Park Towns, L.L.C.	MD	20-3921234	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Jones Station 1, L.L.C.	MD	20-3882481	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Jones Station 2, L.L.C.	MD	20-3882532	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Laurel Highlands, L.L.C.	VA	20-1034880	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

35

K. Hovnanian Homes at Payne Street, L.L.C.	NJ	20-4215898	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Primera, L.L.C.	MD	20-3749553	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at the Easton, L.L.C.	VA	20-3415590	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Delaware, L.L.C.	DE	20-1528482	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Indiana, L.L.C.	CA	20-3278918	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-1200484	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Pennsylvania, L.L.C.	PA	20-0310776	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

36

K. Hovnanian Homes of South Carolina, L.L.C.	SC	20-1906844	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian International, L.L.C.	CA	20-1906844	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Investments, L.L.C.	NJ	20-0412455	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Olde Orchard, L.L.C.	CA	51-0453906	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Oster Homes, L.L.C.	OH	20-3198273	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

37

K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Standing Entity, L.L.C.	FL	20-2751668	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Michigan, L.L.C.	MI	31-1826351	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T&C Homes at Florida, L.L.C.	FL	20-2387167	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T&C Homes at Illinois, L.L.C.	IL	20-2421114	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

38

K. Hovnanian T&C Homes at Minnesota, L.L.C.	MN	20-2383651	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T & C Investment, L.L.C.	NJ	20-2364394	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T & C Management Co., L.L.C.	CA	20-2393546	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Venture I, L.L.C.	NJ	02-0572173	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Windward Homes, L.L.C.	FL	20-0301995	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Ashburn Village, L.L.C.	VA	20-0385213	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Bakersfield, L.L.C.	CA	20-1454116	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Charlottesville, L.L.C.	VA	20-3375037	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Dulles Discovery Condominium, L.L.C.	VA	20-1442155	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Dulles Discovery, L.L.C.	VA	20-1169675	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

39

K. Hovnanian's Four Seasons at Hemet, L.L.C.	CA	47-0884181	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanians Four Seasons at Huntfield, L.L.C.	WV	20-3375034	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Kent Island, L.L.C.	MD	22-3668315	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Menifee Valley, L.L.C.	CA	20-1454143	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanican's Four Seasons at New Kent, L.L.C.	VA	20-3375087	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Palm Springs, L.L.C.	CA	57-1145579	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at Rush Creek, L.L.C.	MN	20-3923972	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

40

K. Hovnanian's Four Seasons at Vint Hill, L.L.C.	VA	31-1828049	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Four Seasons, L.L.C.	CA	52-2147837	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian's Private Home Portfolio, L.L.C.	NJ	22-3766856	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
KHIP, L.L.C.	NJ	01-0752776	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Kings Court at Montgomery, L.L.C.	NJ	22-3825046	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Apple Ridge, L.L.C.	NJ	22-3824654	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Brookhill, L.L.C.	NJ	22-3824652	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Chesterfield, L.L.C.	NJ	56-2290506	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at East Mill, L.L.C.	NJ	80-0036068	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at East Rutherford, L.L.C.	NJ	20-4514649	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Heritage Woods, L.L.C.	NJ	22-3824650	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

41

M&M at Kensington Woods, LLC	NJ	31-1819907	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Morristown, L.L.C.	NJ	22-3834775	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Robert Morris, L.L.C.	NJ	22-0514216	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Sheridan, L.L.C.	NJ	22-3825357	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Sparta, L.L.C.	NJ	22-3825057	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Spinnaker Pointe, L.L.C.	NJ	22-3825041	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Hollow, L.L.C.	NJ	22-3825064	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Meadows, L.L.C.	NJ	22-3825036	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Run, L.L.C.	NJ	22-3825037	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Tamarack Hollow, L.L.C.	NJ	20-2033836	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at the Chateau, L.L.C.	NJ	20-3375109	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

42

M&M at The Highlands, L.L.C.	NJ	22-3824649	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at West Orange, L.L.C.	NJ	55-0820919	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Westport, L.L.C.	NJ	20-3494593	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M at Wheatena Urban Renewal, L.L.C.	NJ	20-1516521	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Cranbury Knoll, L.L.C.	NJ	22-3569945	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Egg Harbor, L.L.C.	NJ	20-1706817	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Freehold, L.L.C.	NJ	22-3468991	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Heritage Landing, L.L.C.	NJ	22-3575932	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Montgomery, L.L.C.	NJ	22-3500542	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Phillipsburg, L.L.C.	NJ	22-3619267	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

43

Matzel & Mumford at South Brunswick, L.L.C.	NJ	22-3445834	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Woodland Crest, L.L.C.	NJ	22-3575934	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Midwest Building Products & Contractor Services, L.L.C	OH	20-2882866	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
MMIP, L.L.C.	NJ	02-0651174	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Paddocks, L.L.C.	MD	20-0027663	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Pine Ayr, L.L.C.	MD	20-2229495	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility Associates of Pennsylvania, L.L.C.	PA	20-4202417	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility, L.L.C.	MD	31-1820672	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Terrapin Realty, L.L.C.	NJ	20-4415708	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
The Landings at Spinnaker Pointe, L.L.C.	NJ	22-3825040	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Washington Homes at Columbia Town Center, L.L.C.	MD	22-3757772	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

44

Westminster Homes of Alabama, L.L.C.	MD	63-1222540	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Mississippi, L.L.C.	MD	64-0907820	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Woodland Lakes Condos at Bowie Newtown, L.L.C.	MD	06-1643401	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
Goodman Family of Builders, L.P.	TX	75-2653675	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston II, L.P.	TX	01-0750780	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston, L.P.	TX	01-0750780	110 West Front Street Red Bank, New Jersey 07701 732-747-7800
M&M Investments, L.P.	NJ	22-3685183	110 West Front Street Red Bank, New Jersey 07701 732-747-7800

45

This prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 5, 2006

Prospectus

K. Hovnanian Enterprises, Inc.

$250,000,000

       % Senior Notes due 2017
guaranteed by

HOVNANIAN ENTERPRISES, INC.

Interest payable         and

Issue price:             %

The Notes will bear interest at the rate of       % per year. Interest on the Notes is payable on             and             of each year, beginning on              , 2006. The Notes will mature on                        , 2017. We may redeem some or all of the Notes at any time, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of redemption, if any, plus a "Make-Whole Amount" set forth in this prospectus. There is no sinking fund for, or mandatory redemption of, the Notes.

The Notes will be senior obligations of the issuer and will rank equally with all of the issuer's other unsecured senior indebtedness. The obligations under the Notes will be fully and unconditionally guaranteed by the issuer's parent company, Hovnanian Enterprises, Inc., and most of its restricted subsidiaries.

Investing in the Notes involves risks. See "Risk factors" beginning on page 10.

	Price to public(1)		Underwriting discounts and commissions		Proceeds to us before expenses

Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from the date of original issuance.

The Notes have not been and will not be listed on any exchange.

The underwriters expect to deliver the Notes to purchasers on or about June         , 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint book-running managers

JPMorgan

                       Banc of America Securities LLC

                                                                                  Citigroup

Credit Suisse

Co-managers

UBS Investment Bank	Wachovia Securities	PNC Capital Markets LLC
RBS Greenwich Capital	BNP Paribas	KeyBanc Capital Markets
SunTrust Robinson Humphrey		Comerica Securities

The date of this prospectus is June     , 2006

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by or on behalf of us and those documents incorporated by reference herein. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus and any document incorporated by reference may only be accurate on the date of such document.

Except in the section under the caption "Description of Senior Notes" and unless the context otherwise requires, all references in this offering prospectus to:

•
"Issuer" or "K. Hovnanian" are to K. Hovnanian Enterprises, Inc., a California corporation;

•
"Hovnanian," "us," "we, "our" or "Company" are to Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian; and

•
"7 1/2% Notes" are to K. Hovnanian's 7 1/2% Notes due 2016, which are guaranteed by Hovnanian and certain of its subsidiaries and which were issued on February 27, 2006.

i

Industry and market data

We obtained the market and competitive position data used throughout this prospectus and the documents incorporated by reference in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the prospectus make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

Alternative settlement cycle

We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being offered to as "T+5"). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

ii

Forward-looking statements

This prospectus and the documents incorporated by reference include "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where we build homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to us, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in our Form 10-K for the year ended October 31, 2005 and in this prospectus under "Risk factors." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

iii

Prospectus summary

The following summary contains information about Hovnanian and the offering of the Notes. It does not contain all of the information that may be important to you in making a decision to purchase the Notes. For a more complete understanding of Hovnanian and the offering of the Notes, we urge you to read this entire prospectus carefully, including the "Risk factors" section and our financial statements and the notes to those statements incorporated by reference herein.

The company

We design, construct, market and sell single family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments and are one of the nation's largest builders of residential homes. Founded in 1959 by Kevork Hovnanian, Hovnanian Enterprises, Inc. was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company, including unconsolidated joint ventures, we have delivered in excess of 237,000 homes, including 4,430 homes in the first quarter of fiscal 2006. The Company consists of two operating groups: homebuilding and financial services. Our financial services group provides mortgage loans and title services to our homebuilding customers.

We are currently offering homes for sale in 411 communities, excluding unconsolidated joint ventures, in 41 markets in 18 states throughout the United States. We market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of home styles at base prices ranging from $49,000 to $1,988,000 with an average sales price, including options, of $318,000 in fiscal 2005.

Our operations span all significant aspects of the home-buying process-from design, construction and sale, to mortgage origination and title services.

The following is a summary of our growth history:

1959—Founded by Kevork Hovnanian as a New Jersey homebuilder.

1983—Completed initial public offering.

1986—Entered the North Carolina market through the investment in New Fortis Homes.

1992—Entered the greater Washington, D.C. market.

1994—Entered the Coastal Southern California market.

1998—Expanded in the greater Washington, D.C. market through the acquisition of P.C. Homes.

1999—Entered the Dallas, Texas market through our acquisition of Goodman Homes. Further diversified and strengthened our position as New Jersey's largest homebuilder through the acquisition of Matzel & Mumford.

2001—Continued expansion in the greater Washington, D.C. and North Carolina markets through the acquisition of Washington Homes. This acquisition further strengthened our operations in each of these markets.

2002—Entered the Central Valley market in Northern California and Inland Empire region of Southern California through the acquisition of Forecast Homes.

2003—Expanded operations in Texas and entered the Houston market through the acquisition of Parkside Homes and Brighton Homes. Entered the greater Ohio market through our acquisition of Summit Homes and entered the greater metro Phoenix market through our acquisition of Great Western Homes.

2004—Entered the greater Tampa, Florida market through the acquisition of Windward Homes, and started a new division in the Minneapolis/St. Paul, Minnesota market.

2005—Entered the Orlando, Florida market through our acquisition of Cambridge Homes and entered the greater Chicago, Illinois market and expanded our position in Florida and Minnesota through the acquisition of the operations of Town & Country Homes, which occurred concurrently with our entering into a joint venture with affiliates of Blackstone Real Estate Advisors to own and develop Town & Country's existing residential communities. We also entered the Fort Myers market through the acquisition of First Home Builders of Florida, and the Cleveland, Ohio market through the acquisition of Oster Homes.

2006—Expanded operations into the coastal markets of South Carolina and Georgia through our acquisition of CraftBuilt Homes.

Hovnanian markets and builds homes that are constructed in 32 of the nation's top 75 housing markets. We segregate our business geographically into four regions, which are the Northeast, Southeast, Southwest, and West.

Our geographical breakdown of markets by region is:

Northeast: New Jersey, Southern New York, Pennsylvania, Ohio, Michigan,

Minnesota, and Illinois

Southeast: Delaware, Georgia, Maryland, North Carolina, South Carolina, Virginia,

Washington, D.C., West Virginia, and Florida

Southwest: Arizona and Texas

West: California

We employed approximately 6,084 full-time associates as of October 31, 2005.

Our corporate offices are located at 110 West Front Street, Red Bank, New Jersey 07701, our telephone number is (732)747-7800, and our Internet website address is www.khov.com. Information on our website is not incorporated by reference into this prospectus.

Recent developments

We reported net income available to common stockholders of $101.0 million, or $1.55 per fully diluted common share, on $1.6 billion in total revenues for the quarter ended April 30, 2006. For the six-month period ended April 30, 2006, revenues reached $2.9 billion, a 26% increase from $2.3 billion in revenues in the year earlier period. Net income available to common stockholders for the first half of fiscal 2006 was $182.4 million, or $2.80 per fully diluted common share, compared to $187.6 million, or $2.87 per fully diluted common share, in the same period a year ago. Second quarter land sale profits were approximately $0.18 per fully diluted common share. Homebuilding gross margin in the 2006 second quarter, excluding interest expense in cost of sales, was 23.7%, compared with 26.4% in the 2005 second quarter. Total stockholders' equity grew 44% to $1.98 billion at April 30, 2006 from $1.37 billion on April 30, 2005. We were operating 411 active selling communities on April 30, 2006, excluding unconsolidated joint ventures, compared with 308 at the end of the second quarter last year.

In the near term, we continue to experience a more challenging sales environment in most of our markets, when compared with conditions over the past few years. We believe the slowdown has been affected primarily by a sharp increase in investor resale inventory in some of our markets and community locations, combined with much more cautious buyer sentiment. Fortunately, economic and demographic fundamentals remain strong. Thus, we expect our more regulated markets, including New Jersey, California, Florida and metropolitan Washington, D.C., will return to a stronger level of sales contracts when the market overhang is absorbed and buyer sentiment improves.

As many of our housing markets have continued to cool off from previous years, we have renegotiated option contracts on numerous land parcels—primarily those negotiated within the last twelve months that no longer adequately reflect the pricing and returns available in the current sales environment. We also walked away from about $5.6 million of deposits on land parcels that we controlled through options when we were unable to successfully renegotiate the purchase terms. This amount was charged off and reflected in our second quarter earnings, impacting net results by $0.05 per fully diluted common share.

For years, we have employed a strategy of controlling land predominantly with options to allow us to efficiently manage inventories under changing market conditions. Our disciplined approach allows us to achieve the best possible returns commensurate with prudent risk for the Company and our shareholders.

Hovnanian Enterprises, Inc. and Subsidiaries
Condensed consolidated balance sheets
(in thousands except share amounts)

Assets	April 30, 2006	October 31, 2005

	(unaudited)
Homebuilding:
Cash and cash equivalents	$47,525	$201,641
Restricted cash	8,766	17,189
Inventories—at the lower of cost or fair value:
Sold and unsold homes and lots under development	3,306,101	2,459,431
Land and land options held for future development or sale	561,220	595,806
Consolidated inventory not owned:
Specific performance options	10,696	9,289
Variable interest entities	381,178	242,825
Other options	136,530	129,269

Total consolidated inventory not owned	528,404	381,383

Total Inventories	4,395,725	3,436,620

Investments in and advances to unconsolidated joint ventures	211,556	187,205
Receivables, deposits, and notes	82,206	125,388
Property, plant, and equipment—net	110,509	96,891
Prepaid expenses and other assets	165,642	125,662
Goodwill	32,658	32,658
Definite life intangibles	204,875	249,506

Total homebuilding	5,259,462	4,472,760

Financial services:
Cash and cash equivalents	6,504	10,669
Mortgage loans held for sale	214,190	211,248
Other assets	6,482	15,375

Total financial services	227,176	237,292

Income taxes receivable—including deferred tax benefits	96,650	9,903

Total assets	$5,583,288	$4,719,955

Hovnanian Enterprises, Inc. and Subsidiaries
Condensed consolidated balance sheets
(in thousands except share amounts)

Liabilities and stockholders' equity	April 30, 2006	October 31, 2005

	(unaudited)
Homebuilding:
Nonrecourse land mortgages	$38,117	$48,673
Accounts payable and other liabilities	500,286	510,529
Customers' deposits	238,709	259,930
Nonrecourse mortgages secured by operating properties	24,017	24,339
Liabilities from inventory not owned	254,691	177,014

Total homebuilding	1,055,820	1,020,485

Financial services:
Accounts payable and other liabilities	8,887	8,461
Mortgage warehouse line of credit	195,189	198,856

Total financial services	204,076	207,317

Notes payable:
Revolving credit agreement	275,000
Senior notes	1,399,247	1,098,739
Senior subordinated notes	400,000	400,000
Accrued interest	25,375	20,808

Total notes payable	2,099,622	1,519,547

Total liabilities	3,359,518	2,747,349

Minority interest from inventory not owned	243,339	180,170

Minority interest from consolidated joint ventures	3,241	1,079

Stockholders' equity:
Preferred Stock, $.01 par value-authorized 100,000 shares; issued 5,600 shares at April 30, 2006 and at October 31, 2005 with a liquidation preference of $140,000.
Common stock, Class A, $.01 par value-authorized 200,000,000 shares; issued 58,378,455 shares at April 30, 2006 and 57,976,455 shares at October 31, 2005 (including 11,295,656 shares at April 30, 2006 and 10,995,656 shares at October 31, 2005 held in Treasury)	584	580
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,363,534 shares at April 30, 2006 and 15,370,250 shares at October 31, 2005 (including 691,748 shares at April 30, 2006 and October 31, 2005 held in Treasury)	154	154
Paid in capital	369,317	371,390
Retained earnings	1,705,359	1,522,952
Deferred compensation		(19,648)
Treasury stock—at cost	(98,224)	(84,071)

Total stockholders' equity	1,977,190	1,791,357

Total liabilities and stockholders' equity	$5,583,288	$4,719,955

Hovnanian Enterprises, Inc. and Subsidiaries
Condensed consolidated statements of income
(in thousands except per share data)
(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2006	2005	2006	2005

Revenues:
Homebuilding:
Sale of homes	$1,479,548	$1,189,672	$2,725,745	$2,205,641
Land sales and other revenues	73,382	3,528	85,915	27,927

Total homebuilding	1,552,930	1,193,200	2,811,660	2,233,568
Financial services	21,191	16,269	40,453	30,462

Total revenues	1,574,121	1,209,469	2,852,113	2,264,030

Expenses:
Homebuilding:
Cost of sales, excluding interest	1,180,299	876,827	2,114,986	1,648,083
Cost of sales interest	20,283	18,464	36,852	36,231

Total cost of sales	1,200,582	895,291	2,151,838	1,684,314

Selling, general and administrative	151,853	106,704	287,087	203,292
Inventory impairment loss	5,595	1,500	8,704	1,998

Total homebuilding	1,358,030	1,003,495	2,447,629	1,889,604
Financial services	14,517	11,467	28,047	21,387
Corporate general and administrative	25,911	14,916	53,633	30,794
Other interest	700	539	1,520	694
Other operations	8,521	1,279	15,522	3,219
Intangible amortization	13,391	10,386	25,060	20,474

Total expenses	1,421,070	1,042,082	2,571,411	1,966,172

Income from unconsolidated joint ventures	9,497	7,140	17,072	8,575

Income before income taxes	162,548	174,527	297,774	306,433

State and federal income taxes:
State	6,235	10,318	11,109	15,764
Federal	52,664	58,073	98,920	103,051

Total taxes	58,899	68,391	110,029	118,815

Net income	103,649	106,136	187,745	187,618
Less: Preferred Stock dividends	2,669		5,338

Net income available to common stockholders	$100,980	$106,136	$182,407	$187,618

Communities under development
three months—ended April 30, 2006
(dollars in thousands except avg. price)
(unaudited)

				Deliveries(2) Three Months Ended April 30,
	Net Contracts(1) Three Months Ended April 30,						Contract Backlog April 30,
				% Change			% Change			% Change
		2006	2005		2006	2005		2006	2005

NorthEast Region (3)	Homes	761	734	3.7%	646	725	(10.9)%	2,275	2,100	8.3%
	Dollars	277,581	253,736	9.4%	232,952	267,245	(12.8)%	869,734	732,039	18.8%
	Avg. Price	364,758	345,689	5.5%	360,607	368,614	(2.2)%	382,301	348,590	9.7%
SouthEast Region (4)	Homes	1,248	1,518	(17.8)%	1,807	1,118	61.6%	6,743	3,236	108.4%
	Dollars	499,535	538,285	(7.2)%	562,214	334,900	67.9%	2,199,767	1,144,365	92.2%
	Avg. Price	400,268	354,601	12.9%	311,131	299,553	3.9%	326,230	353,636	(7.7)%
SouthWest Region	Homes	1,235	1,222	1.1%	1,054	900	17.1%	1,406	1,428	(1.5)%
	Dollars	265,790	235,487	12.9%	232,289	164,133	41.5%	315,309	272,554	15.7%
	Avg. Price	215,215	192,706	11.7%	220,388	182,370	20.8%	224,259	190,864	17.5%
West Region	Homes	718	1,216	(41.0)%	1,048	1,005	4.3%	1,163	2,072	(43.9)%
	Dollars	343,303	506,363	(32.2)%	452,093	423,394	6.8%	587,465	862,048	(31.9)%
	Avg. Price	478,138	416,417	14.8%	431,386	421,288	2.4%	505,129	416,046	21.4%
Consolidated Total	Homes	3,962	4,690	(15.5)%	4,555	3,748	21.5%	11,587	8,836	31.1%
	Dollars	1,386,209	1,533,871	(9.6)%	1,479,548	1,189,672	24.4%	3,972,275	3,011,006	31.9%
	Avg. Price	349,876	327,051	7.0%	324,818	317,415	2.3%	342,822	340,766	0.6%
Unconsolidated Joint Ventures (5)	Homes	380	638	(40.4)%	612	351	74.4%	1,797	2,150	(16.4)%
	Dollars	129,757	320,437	(59.5)%	244,402	123,732	97.5%	810,115	879,482	(7.9)%
	Avg. Price	341,467	502,252	(32.0)%	399,350	352,513	13.3%	450,815	409,061	10.2%

Total	Homes	4,342	5,328	(18.5)%	5,167	4,099	26.1%	13,384	10,986	21.8%
	Dollars	1,515,966	1,854,308	(18.2)%	1,723,950	1,313,404	31.3%	4,782,390	3,890,488	22.9%
	Avg. Price	349,140	348,031	0.3%	333,646	320,421	4.1%	357,321	354,131	0.9%

Notes:

(1)
Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2)
Deliveries include extras.

(3)
The number and the dollar amount of net contracts in the Northeast in the 2006 second quarter include the effect of the Oster Homes acquisition, which closed in August 2005.

(4)
The number and the dollar amount of net contracts in the Southeast in the 2006 second quarter include the effects of the Cambridge Homes, First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in March 2005, August 2005 and April 2006, respectively.

(5)
The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in the 2006 second quarter include the effect of the Town & Country Homes acquisition, which closed in March 2005.

The offering

Issuer	K. Hovnanian Enterprises, Inc.
Securities Offered	We are offering $250.0 million aggregate principal amount of % Senior Notes due , 2017. The Notes will not be listed on any securities exchange.
Maturity Date	, 2017
Interest Payment Dates	Every and , beginning , 2006.
Optional Redemption
We may redeem the Notes, in whole or in part, at any time, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of redemption, if any, plus a Make-Whole Amount. See "Description of Senior Notes—Redemption."
Change of Control
Upon a change of control as described in the section "Description of Senior Notes," you will have the right to require us to purchase some or all of your Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We can give no assurance that, upon such an event, we will have sufficient funds to purchase any of your Notes.
Guarantees
The guarantors are Hovnanian Enterprises, Inc., the parent corporation of the Issuer, and most of the parent's existing and future restricted subsidiaries. If the Issuer cannot make payments on the Notes when they are due, the guarantors must make the payments instead. As of the date of this prospectus, our title insurance and home mortgage subsidiaries and certain joint ventures are not guarantors or restricted subsidiaries.
Ranking
The Notes are general obligations and will not be secured by any collateral. Your right to payment under the Notes will be:
• effectively junior to the rights of secured creditors, to the extent of their security in our assets;
• equal with the rights of creditors under other existing and future unsecured senior debt, including our revolving credit facility; and
• senior to the rights of creditors under existing and future debt that is expressly subordinated to the Notes.

The guarantee of the Notes of each of the guarantors will also not be secured by any collateral. Your right to payment under any guarantee will be:
• effectively junior to the rights of secured creditors, to the extent of their security in the guarantors' assets;
• equal with the rights of creditors under the guarantors' other existing and future unsecured senior debt; and
• senior to the rights of creditors under the guarantors' existing and future debt that is expressly subordinated to the guarantee.

See the section "Description of Senior Notes—Ranking."

At January 31, 2006, assuming we had completed the Offering of the 7 1/2% Notes and the offering of the Notes at that date and assuming application of the estimated net proceeds thereof, the Issuer and the guarantors would have had approximately $2,117.1 million ($2,110.9 million net of discount) of debt (including the Notes) outstanding, approximately $61.9 million of which would have been secured by certain assets of the Company and the guarantors and approximately $400.0 million of which would have been subordinated to the Notes.
Certain Covenants

The Notes will be issued under an indenture. The indenture will, among other things, restrict the Issuer's ability and the ability of the guarantors to:
• borrow money;
• pay dividends on our common stock;
• repurchase our common stock;
• make investments in subsidiaries that are not restricted;
• sell certain assets;
• incur certain liens;
• merge with or into other companies; and
• enter into certain transactions with our affiliates.
For more details, see the section "Description of Senior Notes—Certain Covenants."

If the Notes receive an investment grade rating by both Moody's and Standard & Poor's, then our obligation to comply with certain of the covenants will cease for so long as the Notes continue to be rated investment grade. See "Description of Senior Notes—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade."
Use of Proceeds
We intend to use the net proceeds from the offering to repay amounts outstanding under our revolving credit facility. The revolving credit facility is used for general corporate purposes, including acquisitions, and amounts repaid will be available for re-borrowing for such purposes.
For more details, see the section "Use of Proceeds."

Risk factors

In addition to the other information included in this prospectus, you should carefully consider the following risk factors.

Risks related to our business

Leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations and may adversely affect our financial condition.

We have a significant amount of debt. On a pro forma basis after giving effect to the offering of the 7 1/2% Notes and this offering and application of the estimated net proceeds therefrom:

•
our debt, as of January 31, 2006, including the debt of the guarantors, would have been $2,117.1 million ($2,110.9 million net of discount);

•
as of January 31, 2006, under the terms of our amended and restated $1.5 billion revolving credit agreement dated May 31, 2006, we would have had approximately $1,109.0 million of borrowings available (net of approximately $391.0 million in letters of credit outstanding under the facility) under our revolving credit facility, subject to borrowing conditions, including a borrowing base and covenants; and

•
our debt service payments for the 12-month period ended January 31, 2006, which include interest incurred and mandatory principal payments on our corporate debt under the terms of our indentures (but which do not include principal and interest on non-recourse secured debt and debt of our financial subsidiaries), would have been $152.9 million.

In addition, we have substantial contractual commitments and contingent obligations, including $391.0 million of performance letters of credit and $929.6 million of performance bonds as of January 31, 2006. See "Contractual Obligations" in our Annual Report on Form 10-K incorporated by reference herein.

Our amount of debt could have important consequences to you. For example, it could:

•
limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

•
require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business;

•
place us at a competitive disadvantage because we have more debt than some of our competitors; and

•
make us more vulnerable in the event of a downturn in our business or in general economic conditions.

Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facilities bear interest at floating rates. A higher interest rate on our debt service obligations could result in lower earnings.

Our business may not generate sufficient cash flow from operations and borrowings may not be available to us under our revolving credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity, which we may not be able to do on favorable terms or at all.

The indentures governing the Notes offered hereby and our other outstanding debt and our revolving credit facility impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants listed in those indentures and our revolving credit facility. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity.

The terms of our indentures allow us to incur additional indebtedness.

Under the terms of our indebtedness under our existing indentures, we have the ability, subject to our debt covenants, to incur additional amounts of debt. The incurrence of additional indebtedness could magnify the risks described above.

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets and weather conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured and could result in cancellation of sales contracts.

Market conditions in the housing industry have been strong in recent years, although in recent months the market has significantly slowed in many of our markets, as new contracts have declined and cancellation rates have increased. The homebuilding industry is cyclical, has from time to time experienced significant difficulties and is significantly affected by changes in general and local economic conditions such as:

•
employment levels and job growth;

•
availability of financing for home buyers;

•
interest rates;

•
consumer confidence; and

•
housing demand.

An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes. We have substantially increased our inventory in 2003, 2004, 2005 and 2006 to date, which requires significant cash outlays and could increase our exposure to this risk as the cycle turns.

Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the local homebuilding business. Our business in Florida was adversely affected in late 2005 and into 2006 due to the impact of Hurricane Wilma on materials and labor availability and pricing.

The difficulties described above could cause us to take longer and incur more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices.

Our success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depends on the availability, skill and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected by our ability to raise sales prices.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. In the case of land options, we could choose not to exercise them, in which case we would write off the value of these options. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

Home prices and sales activities in the California, New Jersey, Texas, North Carolina, Virginia, Maryland, Florida and Illinois markets have a large impact on our profitability because we conduct a significant portion of our business in these markets.

We presently conduct a significant portion of our business in the California, New Jersey, Texas, North Carolina, Virginia, Maryland, Florida and Illinois markets. Home prices and sales activities in these markets, including in some of the markets in which we operate, have declined from time to time, particularly as a result of slow economic growth. California, Florida, New Jersey, Virginia and Maryland have slowed in recent months. Furthermore, precarious economic and budget situations at the state government level may adversely affect the market for our homes in those affected areas. If home prices and sales activity decline in one or more of the markets in which we operate, our costs may not decline at all or at the same rate and profits may be reduced.

Because almost all of our customers require mortgage financing, increases in interest rates or the availability of mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize our backlog.

Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize our backlog because our sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution.

In addition, we believe that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

Homebuilders are subject to a number of federal, local, state and foreign laws and regulations concerning the development of land, the home building, sales and customer financing processes and protection of the environment, which can cause us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas.

We are subject to extensive and complex regulations that affect the development and home building, sales and customer financing processes, including zoning, density, building standards and mortgage financing. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

For example, during 2005, we received requests for information from the Environmental Protection Agency (the "EPA") pursuant to provisions of the Clean Water Act. These requests sought information concerning storm water discharge practices in connection with completed, ongoing and planned homebuilding projects in the states and district that comprise EPA Region 3. We provided the EPA with information in response to its requests. We have since been advised by the Department of Justice that it will be involved in the review of our storm water discharge practices. We cannot predict the outcome of the review of these practices or estimate the costs that may be involved in resolving the matter. To the extent that the EPA or the DOJ asserts violations of regulatory requirements and request injunctive relief or penalties, we will defend and attempt to resolve such asserted violations.

It can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

Our sales and customer financing processes are subject to the jurisdiction of the U.S. Department of Housing and Urban Development ("HUD"). In connection with the Real Estate Settlement Procedures Act, HUD recently inquired about our process of referring business to our affiliated mortgage company and has separately requested documents related to customer financing. We have responded to HUD's inquiries, and the Inspector General of HUD has recommended to the Secretary of HUD that we indemnify HUD for any losses that it may sustain in connection with nine loans that it alleges were improperly underwritten. We cannot predict the outcome of HUD's inquiry or estimate the costs that may be involved in resolving the matter. We do not expect the ultimate cost to be material.

We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings.

We compete not only for home buyers but also for desirable properties, financing, raw materials and skilled labor often within larger subdivisions designed, planned and developed by other homebuilders. Our competitors include other local, regional and national homebuilders, some of which have greater sales and financial resources.

The competitive conditions in the homebuilding industry could result in:

•
difficulty in acquiring suitable land at acceptable prices;

•
increased selling incentives;

•
lower sales; or

•
delays in construction.

Any of these problems could increase costs and/or lower profit margins.

We may have difficulty in obtaining the additional financing required to operate and develop our business.

Our operations require significant amounts of cash, and we will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business. The terms or availability of additional capital is uncertain. Moreover, the indentures for our outstanding debt contain, and the indenture for the Notes will contain, provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may hinder our future growth and results of operations.

Our future growth may include additional acquisitions that may not be successfully integrated and may not achieve expected benefits.

Acquisitions have contributed to our growth and are a component of our growth strategy. In March 2005, we announced the Cambridge Homes and Town & Country Homes acquisitions and in August 2005, we announced the Oster Homes and First Home Builders of Florida acquisitions. Consistent with this strategy, we continue to engage in discussions with and evaluate potential acquisition targets, some of which may be significant, although we currently have no binding definitive agreements for any significant acquisitions. In the future, we may acquire other businesses. As a result of these acquisitions, we may need to seek additional financing and integrate product lines, dispersed operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully manage future acquisitions could harm our operating results.

Utility shortages and outages or rate fluctuations could have an adverse effect on our operations.

In prior years, the areas in which we operate in California have experienced power shortages, including periods without electrical power, as well as significant fluctuations in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages/outages and utility rate fluctuations continue. Furthermore, power shortages and outages, such as the blackout that occurred in 2003 in the Northeast, and rate fluctuations may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely affected if further rate fluctuations and/or power shortages and outages occur in California, the Northeast or in our other markets.

Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

Geopolitical events, such as the aftermath of the war with Iraq and the continuing involvement in Iraq, may have a substantial impact on the economy and the housing market. The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an impact on our business and the occurrence of similar events in the future cannot be ruled out. The war and the continuing involvement in Iraq, terrorism and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the U.S. economy, our customers and, in turn, our results of operations and financial condition.

Risks related to the notes

After completion of the offering, we will have a significant amount of indebtedness and we may incur additional indebtedness.

At January 31, 2006, assuming we had completed the offering of the 7 1/2% Notes and this offering at that date and on a pro forma basis for the application of the estimated net proceeds thereof, the Issuer and the guarantors would have had approximately $2,117.1 million ($2,110.9 million net of discount) of debt (including the Notes) outstanding. We and our subsidiaries may incur additional indebtedness in the future. Subject to certain conditions, the terms of the indenture under which the Notes will be issued and our other existing debt instruments do not prohibit us or our subsidiaries from incurring additional indebtedness. If indebtedness is added to our current debt levels, the risks related to the Notes and our indebtedness generally that we and our subsidiaries now face could intensify.

The Notes are unsecured obligations.

The Notes will not be secured by any of our assets and are and will be subordinated to any of our existing and future secured indebtedness. Accordingly, in the event of our bankruptcy, liquidation or any similar proceeding, holders of the Notes will be entitled to payment only after the holders of any of our secured indebtedness have been paid. As of January 31, 2006, assuming we had completed the offering of the 7 1/2% Notes and this offering at that date and on a pro forma basis for the application of the estimated net proceeds thereof, we would have had approximately $61.9 million of secured indebtedness outstanding. Subject to certain limits in the indenture under which the Notes will be issued and our other existing debt instruments, we will be able to incur additional secured obligations.

The Notes will be structurally junior to indebtedness of our non-guarantor subsidiaries.

You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. At January 31, 2006, our non-guarantor subsidiaries had $174.6 million of outstanding liabilities, including trade payables. In addition, the indenture under which the Notes will be issued will, subject to certain limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Exercise of Change of Control Rights—We may not have the ability to raise funds necessary to finance any change of control offer required by the indenture.

If a change of control occurs as described in the section "Description of Senior Notes—Certain Covenants" we would be required to offer to purchase your Notes at 101% of their principal amount together with all accrued and unpaid interest, if any, to the date of purchase. If a purchase offer obligation arises under the indenture governing your Notes, a change of control will have also occurred under other indentures governing our debt. Our revolving credit facility currently provides that certain change of control events will constitute a default and could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a purchase offer were required under the indentures for our debt, we may not have sufficient funds to pay the purchase price for all debt that we are required to repurchase or repay. After giving effect to the offering, we would not have sufficient funds available to purchase all of such outstanding debt.

An active trading market may not develop for the Notes.

The Notes are new issues of securities. There is no active public trading market for the Notes. We do not intend to apply for listing of the Notes on a security exchange. The liquidity of the trading market in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for your Notes, you may not be able to sell your Notes, or, even if you can sell your Notes, you may not be able to sell them at an acceptable price.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

Although you will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate that guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

•
the guarantee was incurred with fraudulent intent; or

•
the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

  •
  was insolvent at the time of the guarantee;

  •
  was rendered insolvent by reason of the guarantee;

  •
  was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•
the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company's property at a fair valuation, or

•
if the present fair saleable value of the company's assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was "insolvent" as of the date its guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that any guarantors were insolvent on that date. The subsidiary guarantees could be subject to the claim that, since the guarantees were incurred for the benefit of Hovnanian and the Issuer, and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

Use of proceeds

We estimate that our net proceeds of this offering, after giving effect to underwriting discounts and commissions but without giving effect to our estimated expenses of the offering, will be $           . We intend to use the net proceeds of this offering to repay amounts outstanding under our revolving credit facility. The revolving credit facility is used for general corporate purposes, including acquisitions, and amounts repaid will be available for re-borrowing for such purposes. Interest is payable monthly at various rates based on (1) a base rate determined by reference to the higher of (a) PNC Bank, National Association's prime rate and (b) the federal funds rate plus 1/2% or (2) a margin ranging from 0.65% to 1.50% per annum, depending on our Consolidated Leverage Ratio, as defined in the credit agreement, and our debt ratings plus a LIBOR-based rate for a one, two, three or six month interest period as selected by us. At May 31, 2006, the outstanding balance of $405.9 million under the revolving credit facility was bearing interest at a weighted average rate of 8.0%. Affiliates of the underwriters are lenders and agents under the revolving credit facility.

Capitalization

The following table sets forth our capitalization as of January 31, 2006 and on an as adjusted basis to give effect to the sale of the 7 1/2% Notes and the Notes and the application of the estimated net proceeds of the offering.

	As of January 31, 2006
Dollars in thousands	Actual	As Adjusted

	(unaudited)
Debt (1):
Revolving Credit Facility (2)	$226,250	$—
Nonrecourse Land Mortgages	37,685	37,685
Nonrecourse Mortgages Secured by Operating Property	24,179	24,179
10 1/2% Senior Notes due 2007	139,143	139,143
8% Senior Notes due 2012	99,397	99,397
6 1/2% Senior Notes due 2014	215,000	215,000
6 3/8% Senior Notes due 2014	150,000	150,000
6 1/4% Senior Notes due 2015	200,000	200,000
6 1/4% Senior Notes due 2016	295,450	295,450
7 1/2% Senior Notes due 2016	—	300,000
Notes offered hereby (2)	—	250,000
6% Senior Subordinated Notes due 2010	100,000	100,000
8 7/8% Senior Subordinated Notes due 2012	150,000	150,000
7 3/4% Senior Subordinated Notes due 2013	150,000	150,000

Total Debt	$1,787,104	$2,110,854

Stockholders' Equity:
Preferred Stock, $.01 par value; authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000, at January 31, 2006	$—	$—
Common Stock, Class A, $.01 par value; 200,000,000 Shares Authorized; 58,290,396 Issued (Including 11,145,656 Held in Treasury)	583	583
Common Stock, Class B, $.01 par value (Convertible to Class A at Time of Sale); 30,000,000 Shares Authorized; 15,365,053 Issued (Including 691,748 Held in Treasury)	154	154
Paid in Capital	378,475	378,475
Retained Earnings	1,604,379	1,604,379
Deferred Compensation	(17,415)	(17,415)
Treasury Stock — at Cost	(91,372)	(91,372)

Total Stockholders' Equity	$1,874,804	$1,874,804

Total Capitalization	$3,661,908	$3,985,658

(1)
References to our consolidated debt in this prospectus exclude debt under our mortgage warehouse line and bonds collateralized by mortgages receivable.
(2)
As of May 31, 2006, we had $405.9 million of indebtedness outstanding under our revolving credit facility and $431.9 million of letters of credit. On an as adjusted basis giving effect to the sale of the Notes and the application of the net proceeds therefrom, we would have had approximately $158.5 million of indebtedness outstanding under our revolving credit facility.

Description of Senior Notes

In this section, references to the "Company" mean Hovnanian Enterprises, Inc., a Delaware corporation, and do not include any of its subsidiaries or K. Hovnanian Enterprises, Inc., and references to the "Issuer," "us," "we" or "our" mean K. Hovnanian Enterprises, Inc., a California Corporation. References to "Senior Notes" in this section are references to the         % Senior Notes due 2017 offered hereby.

The Senior Notes will be issued under an indenture, dated as of November 3, 2003, among the Issuer, the Guarantors and U.S. Bank, National Association, as trustee (the "Senior Trustee"), as supplemented through the date hereof and as further supplemented by a supplemental indenture to be dated as of             , 2006 (as supplemented, the "Senior Indenture"). The following is a summary of the material terms and provisions of the Senior Notes. The terms of the Senior Notes include those stated in the Senior Indenture and those made part of the Senior Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Senior Indenture. The Senior Notes are subject to all such terms, and prospective purchasers of the Senior Notes are referred to the Senior Indenture and the Trust Indenture Act for a statement of such terms.

This description of the Senior Notes contains definitions of terms, including those defined under the caption "—Definitions of Certain Terms Used in the Senior Indenture." Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Senior Indenture.

General

The Senior Notes will bear interest from             , 2006 at the rate per annum shown on the cover page of this prospectus, payable semi-annually on             and             of each year, commencing             , 2006, to Holders of record at the close of business on              or             , as the case may be, immediately preceding each such interest payment date. The Senior Notes will mature on             , 2017, and will be issued in denominations of $1,000 and integral multiples thereof. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Senior Indenture does not limit the maximum aggregate principal amount of securities that the Issuer may issue thereunder. The registration statement to which this prospectus relates provides for the issuance of up to $350.0 million in aggregate principal amount of Senior Notes. The Issuer will issue an aggregate principal amount of $250.0 million of Senior Notes in the offering. The Issuer may issue additional notes of the same series as the Senior Notes offered hereby (the "Additional Senior Notes") from time to time after the offering. The Senior Notes and any Additional Senior Notes subsequently issued under the Senior Indenture would be treated as a single series for all purposes under the Senior Indenture including, without limitation, waivers, amendments, redemption and offers to purchase. Any offering of Additional Senior Notes under the Senior Indenture is subject to the covenant described below under the caption "—Certain Covenants—Limitations on Indebtedness."

The Senior Notes will be guaranteed by the Company and each of the Guarantors (together, the "Guarantors") pursuant to the Guarantees (the "Senior Guarantees") described below.

Ranking

The Senior Notes will be general unsecured obligations of the Issuer and rank senior in right of payment to all future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the Senior Notes and pari passu in right of payment with all existing and future unsecured Indebtedness of the Issuer that is not so subordinated. Under specified circumstances, K. Hovnanian may be released from its obligations under the Senior Notes and the Senior Indenture. See "—Condition for Release of K. Hovnanian." The Senior Guarantees will be general unsecured obligations of the Guarantors and will rank senior in right of payment to all future Indebtedness of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Senior Guarantees and will rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Company and the Guarantors that is not so subordinated.

Secured creditors of the Company, the Issuer and the other Guarantors have a claim on the assets which secure the obligations of the Company and the Guarantors to such creditors prior to claims of Holders of the Senior Notes against those assets. At January 31, 2005, assuming we had completed the offering of the 7 1/2% Senior Notes due 2016 and this offering of $250.0 million in aggregate principal amount of Senior Notes and on a pro forma basis to give effect to the application of the estimated net proceeds therefrom, the Issuer and the Guarantors would have had approximately $2,117.1 million ($2,110.9 million net of discount) (including the Senior Notes) of Indebtedness outstanding, $61.9 million of which would have been secured by certain assets of the Company and the Guarantors and $400.0 million of which would have been subordinated to the Senior Notes.

The Senior Guarantees

The Company and each of the Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) unconditionally guarantee on a joint and several basis all of our obligations under the Senior Notes, including our obligations to pay principal, premium, if any, and interest with respect to the Senior Notes. The Senior Guarantees will be general unsecured obligations of the Company and the Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Senior Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than the Company that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in "—Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

The Senior Indenture requires that each existing and future Restricted Subsidiary of the Company (other than KHL, Inc., the Issuer (for so long as it remains the Issuer) and K.

Hovnanian Poland, sp.z.o.o.) be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor.

The Senior Indenture will provide that if all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Senior Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Senior Indenture without any further action on the part of the Senior Trustee or any Holder of the Senior Notes.

Upon the release of a guarantee by a Guarantor other than the Company under all then outstanding Applicable Debt, at any time after the suspension of certain covenants as provided below under the caption "—Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade," the Guarantee of such Guarantor under the Senior Indenture will be released and discharged at such time and no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor; provided that the foregoing shall not apply to any release of any Guarantor done in contemplation of, or in connection with, any cessation of the Senior Notes being rated Investment Grade. In the event that (1) any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (2) the Extinguished Covenants cease to be suspended as described under "—Limitation of Applicability of Certain Covenants if Senior Notes Rated Investment Grade" then any such released Guarantor and any other Restricted Subsidiary of the Company then existing (other than the Restricted Subsidiaries named in the second preceding paragraph) will Guarantee the Senior Notes on the terms and conditions set forth in the Senior Indenture.

"Applicable Debt" means all Indebtedness of the Company or any of its Restricted Subsidiaries (i) under Credit Facilities or (ii) that is publicly traded (including in the Rule 144A market), including, without limitation, the Issuer's senior notes and senior subordinated notes outstanding on the Issue Date. For purposes of the above provision, Applicable Debt secured by a Lien on such Restricted Subsidiary's Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Senior Trustee to such effect, without any further action required on the part of the Senior Trustee or any Holder.

A sale of assets or Capital Stock of a Guarantor may constitute an Asset Disposition subject to the "Limitations on Dispositions of Assets" covenant.

Redemption

The Senior Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days' notice at a redemption price equal to the sum of:

  (1)
  100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if any; plus

  (2)
  the Make-Whole Amount.

The term "Make-Whole Amount" shall mean, in connection with any optional redemption of any Senior Note, the excess, if any, of:

  (1)
  the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 0.50%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over

  (2)
  the principal amount of the Senior Note being redeemed.

"Treasury Rate" means, in connection with the calculation of any Make-Whole Amount with respect to any Senior Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Senior Note being prepaid. If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

There is no sinking fund for, or mandatory redemption of, the Senior Notes.

Selection and notice

If less than all of the Senior Notes are to be redeemed at any time, the Senior Trustee will select Senior Notes for redemption on a pro rata basis, by lot or by such other method as the Senior Trustee in its sole discretion shall deem appropriate and fair.

No Senior Notes of $1,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion of the original Senior Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Certain covenants

The following is a summary of certain covenants that are contained in the Senior Indenture. Such covenants are applicable (unless waived or amended as permitted by the Senior Indenture or their application is suspended as set forth under the caption "—Limitation of Applicability of Certain Covenants if Senior Notes Rated Investment Grade") so long as any of the Senior Notes are outstanding or until the Senior Notes are defeased pursuant to provisions described under "Defeasance of Indenture."

Repurchase of notes upon change of control.    In the event that there shall occur a Change of Control, each Holder of Senior Notes shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's Senior Notes on a date (the "Repurchase Date") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Senior Notes, a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Senior Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Senior Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the Senior Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

The Issuer will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

With respect to any disposition of assets, the phrase "all or substantially all" as used in the Senior Indenture (including as set forth under "—Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Senior Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase Senior Notes.

None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

The Senior Indenture will require the payment of money for Senior Notes or portions thereof validly tendered to, and accepted for payment by, the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the Senior Indenture, a change of control will also have occurred under the indentures governing the Issuer's 7 1/2% Senior Notes due 2016, 6 1/4% Senior Notes due 2016, 6 1/4% Senior Notes due 2015, 6 3/8% Senior Notes due 2014, 6 1/2% Senior Notes due 2014, 8% Senior Notes due 2012, 6% Senior Subordinated Notes due 2010, 7 3/4% Senior Subordinated Notes due 2013, 8 7/8% Senior Subordinated Notes due 2012, 10 1/2% Senior Notes due 2007 and under the revolving credit facility. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all Senior Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other Guarantors would be able to make such payments. In the event that the Issuer were required to purchase outstanding Senior Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Failure by the Issuer to purchase the Senior Notes when required upon a Change of Control will result in an Event of Default with respect to the Senior Notes.

These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Senior Notes which may be tendered to the Issuer upon the occurrence of a Change of Control.

Limitations on indebtedness.    The Senior Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

Notwithstanding the foregoing, the provisions of the Senior Indenture will not prevent the incurrence of:

  (1)
  Permitted Indebtedness,

  (2)
  Refinancing Indebtedness,

  (3)
  Non-Recourse Indebtedness,

  (4)
  any Guarantee of Indebtedness represented by the Senior Notes, and

  (5)
  any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

  (1)
  may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

  (2)
  may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

  (3)
  may elect to comply with such paragraphs (or definitions), as applicable, in any order.

The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Senior Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

Limitations on restricted payments.    The Senior Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

  (2)
  immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitations on Indebtedness" covenant; and

  (3)
  immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

  (a)
  50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

  (c)
  in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

    (d)
    with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

    (e)
    $17 million, minus

    (f)
    the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after February 1, 1999 through May 4, 1999.

The foregoing clauses (2) and (3) will not prohibit:

    (A)
    the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Senior Indenture;

    (B)
    the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

    (C)
    the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

In determining the "Fair Market Value of Property" for purposes of clause (3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Limitations on transactions with affiliates.    The Senior Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

  (1)
  with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

  (2)
  with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Senior Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Senior Indenture will also provide that notwithstanding the foregoing, an Affiliate Transaction will not include:

  (1)
  any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

  (2)
  Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

  (3)
  any Restricted Payment otherwise permitted under the "Limitations on Restricted Payments" covenant,

  (4)
  any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Senior Indenture)),

  (5)
  any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

  (6)
  issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

  (7)
  the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

Limitations on dispositions of assets.    The Senior Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

  (a)
  the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

  (b)
  not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Senior Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make an Offer to Purchase Senior Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Senior Notes tendered in such Offer to Purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Senior Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (b) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Limitations on liens.    The Senior Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Senior Indenture and the Senior Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such indebtedness is no longer secured by a Lien.

Limitations on restrictions affecting restricted subsidiaries.    The Senior Indenture will provide that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

  (2)
  make loans or advances to the Company or any other Restricted Subsidiary, or

  (3)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for:

    (a)
    encumbrances or restrictions existing under or by reason of applicable law,

    (b)
    contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

    (c)
    any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

    (d)
    any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

    (e)
    any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Senior Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

    (f)
    reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Senior Indenture,

    (g)
    customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

    (h)
    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

    (i)
    encumbrances or restrictions existing under or by reason of the Senior Indenture or the Senior Notes,

    (j)
    purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

    (k)
    Liens permitted under the Senior Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

    (l)
    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

    (m)
    customary provisions of any franchise, distribution or similar agreements,

    (n)
    restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

    (o)
    any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Limitations on mergers, consolidations and sales of assets.    The Senior Indenture will provide that neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Senior Notes, the Senior Guarantees or the Senior Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

  (1)
  the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Senior Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Senior Notes or a Senior Guarantee, as the case may be, and the Senior Indenture,

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

  (3)
  immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant.

The foregoing provisions shall not apply to:

    (a)
    a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Senior Guarantee as provided under "The Senior Guarantees" above, or

    (b)
    a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

Reports to holders of senior notes.    The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Senior Trustee and mail to each Holder of record of Senior Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Senior Trustee and mail such reports to each Holder of Senior Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Senior Notes.

Limitation of applicability of certain covenants if senior notes rated investment grade

Notwithstanding the foregoing, the Issuer's, the Company's and its Restricted Subsidiaries' obligations to comply with the provisions of the Senior Indenture described above under the caption "Certain Covenants" (except for the covenants described under "—Repurchase of Senior Notes upon Change of Control," "—Limitations on Liens," "—Limitations on Mergers, Consolidations and Sales of Assets" (other than clause (3) of the first paragraph thereof) and "Reports to Holders of Senior Notes") will terminate (such terminated covenants, the "Extinguished Covenants") and cease to have any further effect from and after the first date when the Senior Notes issued under the Senior Indenture are rated Investment Grade; provided, that if the Senior Notes subsequently cease to be rated Investment Grade, then, from and after the time the Senior Notes cease to be rated Investment Grade, the Issuer's, the Company's and its Restricted Subsidiaries' obligation to comply with the Extinguished Covenants shall be reinstated.

In addition, following the achievement of such Investment Grade ratings, (1) the Senior Guarantees of the Guarantors will be released at the time of the release of the guarantees under all outstanding Applicable Debt subject to the reinstatement of Senior Guarantees if released Guarantors thereafter guarantee any Applicable Debt or the Senior Notes cease to be rated Investment Grade and (2) no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor unless released Guarantors thereafter guarantee any Applicable Debt or the Senior Notes cease to be rated Investment Grade, in each case as more fully described under the caption "—The Senior Guarantees."

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the Senior Indenture upon reinstatement; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after May 4, 1999 will be calculated as though the "Limitations on Restricted Payments" covenant had been in effect during the entire period after such date.

Condition for Release of K. Hovnanian

The Senior Indenture provides that the Issuer may be released from its obligations under the Senior Indenture and the Senior Notes, without the consent of the holders of the Senior Notes, if (1) the Company or any successor to the Company has assumed the obligations of the Issuer under the Senior Indenture and the Senior Notes, (2) the Company delivers an opinion of counsel to the Senior Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the release and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise and (3) the Issuer becomes a Guarantor of the Senior Notes at such time, until such time, if any, as such Senior Guarantee may be released as described above under the captions "—Limitation of Applicability of Certain Covenants if Senior Notes Rated Investment Grade" and "—The Senior Guarantees."

Events of default

The following are Events of Default under the Senior Indenture:

  (1)
  the failure by the Company, the Issuer and the Guarantors to pay interest on any Senior Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

  (2)
  the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Senior Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

  (3)
  the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Senior Notes, the Senior Guarantees or the Senior Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under "Certain Covenants—Repurchase of Notes upon Change of Control" and "Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets," which will constitute Events of Default with notice but without passage of time);

  (4)
  the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

  (5)
  the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

  (6)
  a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case,

  (b)
  consents to the entry of an order for relief against it in an involuntary case,

  (c)
  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

  (d)
  makes a general assignment for the benefit of creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

  (b)
  appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

  (c)
  orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

  and the order or decree remains unstayed and in effect for 60 days, or

  (9)
  any Senior Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Senior Guarantee and the Senior Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Senior Indenture and the Senior Guarantee).

A Default as described in subclause (3) above will not be deemed an Event of Default until the Senior Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Senior Notes notify the Company and the Senior Trustee, of the Default and (except in the case of a default with respect to covenants described under "Certain Covenants—Repurchase of Senior Notes upon Change of Control" and "Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets") the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the Senior Indenture, the Senior Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Senior Notes then outstanding by notice to the Company and the Senior Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Senior Notes will be due and payable immediately. If an Event of Default with respect to the Company or the Issuer specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Senior Trustee and the Company or any Holder.

The Holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Senior Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Senior Notes under the Senior Indenture. Holders of a majority in principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Senior Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

The Holders may not enforce the provisions of the Senior Indenture, the Senior Notes or the Senior Guarantees except as provided in the Senior Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Senior Notes then outstanding may direct the Senior Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Senior Indenture. The Senior Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Senior Notes or that resulted from the failure to comply with the covenant entitled "Repurchase of Senior Notes upon Change of Control") if the Senior Trustee determines that withholding such notice is in the Holders' interest.

The Company is required to deliver to the Senior Trustee an annual statement regarding compliance with the Senior Indenture and include in such statement if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Senior Trustee prompt written notice of the occurrence of any Default or Event of Default.

Discharge and defeasance of senior indenture

The Company, the Issuer and the Guarantors may discharge their obligations under the Senior Notes, the Senior Guarantees and the Senior Indenture by irrevocably depositing in trust with the Senior Trustee money or U.S. Government Obligations sufficient to pay principal of, premium and interest on the Senior Notes to maturity or redemption and the Senior Notes mature or are to be called for redemption within one year, subject to meeting certain other conditions.

The Senior Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their respective obligations under the Senior Indenture with respect to the Senior Notes and the Senior Guarantees, other than the obligation to pay interest on and the principal of the Senior Notes and certain other obligations ("legal defeasance"), at any time by

  (1)
  depositing in trust with the Senior Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and premium and interest on the Senior Notes to their maturity or redemption, as the case may be, and

  (2)
  complying with certain other conditions, including delivery to the Senior Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the Issue Date.

In addition, the Senior Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their obligations under the Senior Indenture with respect to certain covenants and events of default specified in the Senior Indenture, and the Guarantors will be released ("covenant defeasance"), at any time by

  (1)
  depositing in trust with the Senior Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, premium and interest on the Senior Notes to their maturity or redemption, as the case may be, and

  (2)
  complying with certain other conditions, including delivery to the Senior Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the Senior Notes:

•
rights of registration of transfer and exchange of Senior Notes;

•
rights of substitution of mutilated, defaced, destroyed, lost or stolen Senior Notes;

•
rights of Holders of the Senior Notes to receive payments of principal thereof, premium, if any, and interest thereon, upon the original due dates therefor, but not upon acceleration;

•
rights, obligations, duties and immunities of the Senior Trustee;

•
rights of Holders of Senior Notes that are beneficiaries with respect to property so deposited with the Senior Trustee payable to all or any of them; and

•
obligations of the Company, the Issuer or the Guarantors to maintain an office or agency in respect of the Senior Notes.

The Company, the Issuer or the Guarantors may exercise the legal defeasance option with respect to the Senior Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the Senior Notes. If the Company, the Issuer or the Guarantors exercise the legal defeasance option with respect to the Senior Notes, payment of the Senior Notes may not be accelerated due to an Event of Default with respect to the Senior Notes. If the Company, the Issuer or the Guarantors exercise the covenant defeasance option with respect to the Senior Notes, payment of the Senior Notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest then due on the Senior Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and exchange

A Holder may transfer or exchange Senior Notes only in accordance with the provisions of the Senior Indenture. The Senior Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Senior Indenture.

Amendment, supplement and waiver

Subject to certain exceptions, the Senior Indenture or the Senior Notes may be amended or supplemented with the consent (which may include written consents obtained in connection with a tender offer or exchange offer for Senior Notes) of the Holders of at least a majority in principal amount of the Senior Notes then outstanding, and future compliance with any provision of the Senior Indenture or the Senior Notes may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Senior Notes) with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for Senior Notes) of the Holders of a majority in principal amount of the Senior Notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the Guarantors and the Senior Trustee may amend or supplement the Senior Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency; to comply with the "Limitations on Mergers, Consolidations and Sales of Assets" covenant set forth in the Senior Indenture; to comply with any requirements of the Commission in connection with the qualification of the Senior Indenture under the Trust Indenture Act; to evidence and provide for the acceptance of appointment under the Senior Indenture by a successor Senior Trustee; to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; to provide for any Guarantee of the Senior Notes; to secure the Senior Notes or to confirm and evidence the release, termination or discharge of any Senior Guarantee of or Lien securing the Senior Notes when such release, termination or discharge is permitted by the Senior Indenture; to make any change that does not adversely affect the legal rights of any Holder; to evidence the assumption by the Company (or its successor entity) or a successor entity of the Issuer of the obligations of the Issuer under the Senior Indenture and the Senior Notes; to add covenants or new events of default for the protection of the Holders of the Senior Notes; to designate a bank or trust company other than the Senior Trustee to act as trustee; or to modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding as of the Issue Date.

Without the consent of each Holder affected, the Company, the Issuer, the Guarantors and the Senior Trustee may not:

  (1)
  reduce the amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver,

  (2)
  reduce the rate of or extend the time for payment of interest, including default interest, on any Senior Note,

  (3)
  reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions (including related definitions) with respect to redemptions described under "—Redemption" or with respect to mandatory offers to repurchase Notes described under "—Certain Covenants—Limitations on Dispositions of Assets" or "—Certain Covenants—Repurchase of Senior Notes upon Change of Control,"

  (4)
  make any Senior Note payable in money other than that stated in the Senior Note,

  (5)
  make any change in the "Waivers of Defaults by Majority of Holders" or the "Proceedings by Holders" sections set forth in the Senior Indenture,

  (6)
  modify the ranking or priority of the Senior Notes or any Senior Guarantee,

  (7)
  release any Guarantor from any of its obligations under its Senior Guarantee or the Senior Indenture otherwise than in accordance with the Senior Indenture, or

  (8)
  waive a continuing Default or Event of Default in the payment of principal of or interest on the Senior Notes.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Senior Indenture (and our obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Senior Notes with respect to which such consent is required or sought as of a date identified by the Senior Trustee in a notice furnished to Holders in accordance with the terms of the Senior Indenture.

Governing law

The Senior Indenture, the Senior Notes and the Senior Guarantees will be governed by the laws of the State of New York.

Definitions of certain terms used in the senior indenture

Set forth below is a summary of certain of the defined terms used in the Senior Indenture. Reference is made to the Senior Indenture for the full definition of all terms used in the Senior Indenture.

"Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

"Affiliate" means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

"Asset Acquisition" means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

"Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term "Asset Disposition" shall not include:

  (1)
  a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

  (2)
  a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

  (3)
  a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

  (4)
  any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

  (5)
  any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions relating to "Limitations on Mergers, Consolidation and Sales of Assets," or

  (6)
  dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

"Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

"Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

"Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

"Cash Equivalents" means

  (1)
  U.S. dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

  (6)
  investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

"Change of Control" means

  (1)
  any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

  (2)
  a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

  (3)
  Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

  (4)
  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

  (5)
  a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

"Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

"Consolidated Adjusted Tangible Assets" of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

"Consolidated Cash Flow Available for Fixed Charges" means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

  (1)
  income taxes,

  (2)
  Consolidated Interest Expense,

  (3)
  depreciation and amortization expenses and other non-cash charges to earnings, and

  (4)
  interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

"Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

  (2)
  any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired; and

  (3)
  the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

    (a)
    interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

    (b)
    notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

"Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

"Consolidated Interest Incurred" for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's, the Issuer's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

  (2)
  except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

  (3)
  the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

  (4)
  the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

  (5)
  any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

  (6)
  any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the "Limitations on Restricted Payments" covenant, clause (4)(b) above shall not be applicable.

"Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

"Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

"control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Credit Facilities" means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

"Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

"Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Senior Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Senior Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Senior Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "Certain Covenants—Repurchase of Senior Notes upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Senior Notes as are required pursuant to the provisions described under the caption "—Certain Covenants—Repurchase of Senior Notes upon Change of Control."

"Event of Default" has the meaning set forth in "Events of Default."

"Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

"guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term

"guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

"Guarantee" means the senior guarantee of the Notes by the Company and each other Guarantor under the Senior Indenture.

"Guarantors" means (i) initially, the Company and each of the Company's Restricted Subsidiaries in existence on the Issue Date, other than the Issuer, KHL, Inc. and K. Hovnanian Poland, sp.zo.o., and (ii) each of the Company's Subsidiaries which becomes a Guarantor of the Senior Notes pursuant to the provisions of the Senior Indenture, and their successors, in each case until released from its respective Senior Guarantee pursuant to the Senior Indenture.

"Holder" or "Holder of Senior Notes" means the Person in whose name a Note is registered in the books of the Registrar for the Senior Notes.

"Indebtedness" of any Person means, without duplication,

    (1)
    any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

    (2)
    any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the "Limitations on Restricted Payments" covenant,

    (3)
    to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

    (4)
    all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

"Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

"Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

"Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

"Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Senior Indenture.

"Investment Grade" means, with respect to a debt rating of the Senior Notes, a rating of Baa3 or higher by Moody's together with a rating of BBB- or higher by S&P or, in the event S&P or Moody's or both shall cease rating the Senior Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

"Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

"Issue Date" means June     , 2006.

"Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

"Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

"Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

"Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

"Net Cash Proceeds" means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

"Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

"Permitted Hovnanian Holders" means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

"Permitted Indebtedness" means

    (1)
    Indebtedness under Credit Facilities which does not exceed $1.5 billion principal amount outstanding at any one time;

    (2)
    Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

    (3)
    intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

    (4)
    Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

    (5)
    Purchase Money Indebtedness;

    (6)
    Capitalized Lease Obligations;

    (7)
    obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

    (8)
    Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

    (9)
    Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

    (10)
    Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $50 million aggregate principal amount outstanding at any one time.

"Permitted Investment" means

    (1)
    Cash Equivalents;

    (2)
    any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

    (3)
    any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Senior Indenture;

    (4)
    Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Senior Indenture;

    (5)
    Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

    (6)
    any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

    (7)
    Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

    (8)
    Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

    (9)
    obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

    (10)
    Investments in an aggregate amount outstanding not to exceed $10 million.

"Permitted Liens" means

    (1)
    Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

    (2)
    statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

    (3)
    Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

    (4)
    Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (5)
    attachment or judgment Liens not giving rise to a Default or an Event of Default,

    (6)
    easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (7)
    zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (8)
    Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

    (9)
    Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Senior Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

    (10)
    Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

    (11)
    Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

    (12)
    Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

    (13)
    leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

    (14)
    purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

    (15)
    any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Senior Indenture,

    (16)
    any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

    (17)
    any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

    (18)
    Liens for homeowner and property owner association developments and assessments,

    (19)
    Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

    (20)
    Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

    (21)
    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a

      Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

    (22)
    Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition,

    (23)
    Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

    (24)
    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

"Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

"Purchase Money Indebtedness" means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

"Qualified Stock" means Capital Stock of the Company other than Disqualified Stock.

"Rating Agency" means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody's, or both, as the case may be.

"Real Estate Business" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

"Refinancing Indebtedness" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Senior Indenture, but only to the extent that:

    (1)
    the Refinancing Indebtedness is subordinated, if at all, to the Senior Notes or the Senior Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

    (2)
    the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes,

    (3)
    the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

    (4)
    such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

"Restricted Payment" means any of the following:

    (1)
    the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

    (2)
    the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

    (3)
    any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness.

"Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

"Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

"Senior Notes" or "Notes" means the       % Senior Notes due 2017 offered pursuant to this prospectus.

"Senior Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Senior Indenture and thereafter means the successor serving as trustee under the Senior Indenture in respect of the Senior Notes.

"Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

"Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Senior Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the Issue Date, our title insurance and home mortgage subsidiaries and certain joint ventures are designated as Unrestricted Subsidiaries under the Senior Indenture.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the "Limitations on Restricted Payments" covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that

(1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the "Limitations on Indebtedness" covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitations on Indebtedness" covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Senior Trustee by the filing with the Senior Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

Concerning the Senior Trustee

An affiliate of the Senior Trustee is also trustee with respect to the Issuer's 7 1/2% Senior Notes due 2016, 6 1/4% Senior Notes due 2016, 6 1/4% Senior Notes due 2015, 10 1/2% Senior Notes due 2007, 8% Senior Notes due 2012, 6 1/2% Senior Notes due 2014, 6 3/8% Senior Notes due 2014, 6% Senior Subordinated Notes due 2010, 8 7/8% Senior Subordinated Notes due 2012 and 7 3/4% Senior Subordinated Notes due 2013. The Senior Indenture will contain certain limitations on the rights of the Senior Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest during the continuance of any Default, it must, so long as such Default has not been cured or duly waived, eliminate that conflicting interest within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the outstanding Senior Notes will have the right to direct the Senior Trustee, subject to certain exceptions. The Senior Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Senior Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Senior Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request of any holder of Senior Notes, unless that holder shall have offered to the Senior Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional information

Anyone who receives this prospectus may obtain a copy of the Senior Indenture without charge by writing to Hovnanian at 110 West Front Street, Red Bank, NJ 07701, Attention: Corporate Controller.

Book entry issuance

The Senior Notes will be represented by one or more global Notes ("Global Senior Notes") that will be deposited with and registered in the name of DTC or its nominee. We will not issue certificated Notes ("Certificated Senior Notes") to you, except in the limited circumstance described below. Each Global Senior Note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Senior Notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a Certificated Senior Note, a Global Senior Note may not be transferred. DTC, its nominees and their successors may, however, transfer a Global Senior Note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the Trustee.

Beneficial interests in a Global Senior Note will be shown on, and transfers of beneficial interests in the Global Senior Note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

When you purchase Senior Notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the Senior Notes on DTC's records. When you actually purchase the Senior Notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants' records. DTC will have no knowledge of your individual ownership of the Senior Notes. DTC's records will show only the identity of the direct participants and the principal amount of the Senior Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The Trustee will wire payments on the Senior Notes to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of each Global Senior Note for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a Global Senior Note to you or any other beneficial owners in that Senior Note.

It is DTC's current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants' accounts on the payment date based on their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of Senior Notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the Trustee or our company.

Certificated Senior Notes

Subject to certain conditions, any person having a beneficial interest in the Global Senior Note may, upon request to the Trustee, exchange such beneficial interest for Senior Notes in the form of Certificated Senior Notes. Upon any such issuance, the Trustee is required to register such Certificated Senior Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if:

  (1)
  DTC is unwilling or unable to continue as a depository or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

  (2)
  we decide to discontinue the book-entry system.

then, upon surrender by the Global Senior Note holder of its Global Senior Note, Certificated Senior Notes will be issued to each person that the Global Senior Note holder and the Depositary identify as being the beneficial owner of the related Senior Notes.

Neither we nor the Trustee will be liable for any delay by the Global Senior Note holder or the Depositary in identifying the beneficial owners of the Senior Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Senior Note holder or the Depositary for all purposes.

If a Global Senior Note is exchanged for certificated Senior Notes, the Trustee will keep the registration books for the Senior Notes at its corporate office and follow customary practices and procedures regarding those certificated Senior Notes. No service charge will be made for any transfer or exchange of any Senior Note but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge, payable in connection therewith.

United States federal
income and estate tax consequences to non-U.S. holders

The following is a summary of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. Except where noted, this summary deals only with Notes that are held as capital assets by a non-U.S. holder (as defined below) who acquired the Notes upon original issuance at their initial offering price.

A "non-U.S. holder" means a holder of the Notes (other than a partnership) that is not for United States federal income tax purposes any of the following:

•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including, but not limited to, if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company," or an investor in a pass-through entity). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Notes, you should consult your tax advisors.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States federal withholding tax

The 30% United States federal withholding tax will not apply to any payment of interest on the Notes under the "portfolio interest rule," provided that:

•
interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;

•
you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•
you are not a controlled foreign corporation that is related to us through stock ownership;

•
you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•
either (a) you provide your name and address on an Internal Revenue Service ("IRS") Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•
IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "United States Federal Income Tax").

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a Note.

United States federal income tax

If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the relevant certification requirements discussed above in "United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a Note generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States federal estate tax

Your estate will not be subject to United States federal estate tax on Notes beneficially owned by you at the time of your death, provided that any payment to you on the Notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "United States Federal Withholding Tax" without regard to the certification requirement described in the fifth bullet point of that section.

Information reporting and backup withholding

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the Notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the relevant certification described above in the fifth bullet point under "United States Federal Withholding Tax."

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code) or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to the underwriters named below, for whom J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., and Credit Suisse Securities (USA) LLC are acting as representatives, and they have severally agreed to purchase, the following respective principal amounts of the Notes:

Principal Amount

J.P. Morgan Securities Inc.	$
Banc of America Securities LLC	$
Citigroup Global Markets Inc.	$
Credit Suisse Securities (USA) LLC	$
UBS Securities LLC	$
Wachovia Capital Markets, LLC	$
PNC Capital Markets LLC	$
Greenwich Capital Markets, Inc.	$
BNP Paribas Securities Corp.	$
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	$
SunTrust Capital Markets, Inc.	$
Comerica Securities, Inc.	$

Total		$250,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

The underwriters propose to offer the Notes initially at the public offering price on the cover page of this prospectus and to certain dealers at that public offering price less a concession not in excess of    % of the principal amount of the offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of    % of the principal amount. After the initial public offering, the underwriters may change the public offering price.

We estimate that our out of pocket expenses for this offering will be approximately $279,650.

The Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

We intend to use more than 10% of the net proceeds from the sale of the Notes to repay indebtedness owed by us to certain affiliates of the underwriters who are lenders under our revolving credit facility. Accordingly, the offering is being made in compliance with the requirements of Rule 2710(h) of the Conduct Rules of the National Association of Securities Dealers, Inc. This rule provides generally that if more than 10% of the net proceeds from the sale of debt securities, not including underwriting compensation, is paid to the underwriters of such debt securities or their affiliates, the yield on the debt securities may not be lower than that recommended by a "qualified independent underwriter" meeting certain standards. Accordingly, Credit Suisse Securities (USA) LLC is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. The yield on the Notes, when sold to the public at the public offering price set forth on the cover page of this prospectus, is no lower than that recommended by Credit Suisse Securities (USA) LLC.

We have agreed that, for a period beginning on the date of this prospectus and continuing to and including the date 10 days following the closing date, we will not, without the prior written consent of J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuer or any guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuer or any guarantor that are substantially similar to the Notes and the guarantees other than (1) the Notes and the guarantees, (2) commercial paper issued in the ordinary course of business or (3) borrowings under our $1.5 billion revolving credit facility or any term bank loan agreements. J.P. Morgan Securities Inc. in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. Affiliates of certain of the underwriters are lenders under our revolving credit facility. We intend to use proceeds from the sale of the Notes to repay indebtedness owed by us to the underwriters or their affiliates who are lenders under our revolving credit facility. An affiliate of Wachovia Capital Markets, LLC is the trustee under our various existing indentures. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•
in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

•
it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Notes included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

•
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes included in this offering in, from or otherwise involving the United Kingdom; and

•
the offer in The Netherlands of the Notes included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Legal matters

Certain legal matters related to the Notes being offered hereby are being passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell, New York, New York. Simpson Thacher & Bartlett LLP will rely, as to matters of California and New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Company.

Experts

The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in Hovnanian Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended October 31, 2005, and Hovnanian Enterprises, Inc. management's assessment of the effectiveness of internal control over financial reporting as of October 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Available information

We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the Commission. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov. Hovnanian's Class A common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation of certain documents by reference

Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

•
Annual Report on Form 10-K for the fiscal year ended October 31, 2005, Registration File No. 1-8551 (including information specifically incorporated by reference into the Annual Report on Form 10-K from Hovnanian's definitive proxy statement filed on February 7, 2006, Registration File No. 1-8551);

•
Quarterly Report on Form 10-Q for the quarter ended January 31, 2006, Registration File No. 1-8551; and

•
Current Reports on Form 8-K filed on February 8, 2006, February 27, 2006 (Item 8.01 and Item 9.01 (Exhibits 1.1 and 4.1) only) and April 18, 2006, Registration File Nos. 1-8551.

All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President—Corporate Controller, Hovnanian Enterprises, Inc., 110 West Front Street, Red Bank, New Jersey 07701, (telephone: (732) 747-7800).

PART II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering of the securities being registered hereby are as follows:

Total(1)

Registration Fee	$(2)
Legal fees and expenses	170,000
Blue Sky fees and expenses	—
Accounting fees and expenses	10,000
Printing and duplicating expenses	65,000
Miscellaneous expenses	7,900

Total (without Registration Fee)	$252,900

(1)
All figures, except the registration fee, are estimates.

(2)
Deferred in accordance with Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers.

Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care.

Article EIGHTH of Hovnanian's Amended Certificate of Incorporation contains the following provisions with respect to indemnification:

  No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation's agent, against expenses actually and reasonably incurred, if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise.

Article FIFTH of K. Hovnanian's Articles of Incorporation contains the following provisions with respect to indemnification:

The Corporation is authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined by Section 317 of the California Corporations Code) whether by bylaw, agreement or otherwise, for breach of duty to the Corporation and its shareholders in excess of that expressly permitted by California Code Section 317, and to advance defense expenses to its agents in connection with such matters as those expenses are incurred; provided, indemnification shall not be provided for any acts or omissions or transactions from which pursuant to applicable statute(s) a director may not be relieved of liability nor under circumstances in which indemnity is expressly prohibited by the statute covering the indemnification of agents.

Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $50,000,000.

Item 16. Exhibits.

See Index to Exhibits.

Item 17. Undertakings.

The undersigned Registrants hereby undertake:

(1)   To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

  (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)    Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

  (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

  (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

  (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Hovnanian's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

The undersigned Registrants hereby undertake that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 5, 2006.

HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

Power of attorney

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitutional and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 5, 2006.

Signature	Title

Kevork S. Hovnanian	Chairman of the Board and Director
/s/ ARA K. HOVNANIAN Ara K. Hovnanian	President, Chief Executive Officer and Director
/s/ PAUL W. BUCHANAN Paul W. Buchanan	Senior Vice President—Corporate Controller

Robert B. Coutts	Director
Edward A. Kangas	Director
/s/ JOSEPH A. MARENGI Joseph A. Marengi	Director
/s/ JOHN J. ROBBINS John J. Robbins	Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice President and Chief Financial Officer and Director
/s/ STEPHEN D. WEINROTH Stephen D. Weinroth	Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 5, 2006.

K. HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

Power of attorney

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitutional and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on June 5, 2006.

Signature	Title

/s/ ARA K. HOVNANIAN Ara K. Hovnanian	President, Chief Executive Officer and Director
/s/ PAUL W. BUCHANAN Paul W. Buchanan	Senior Vice-President, Corporate Controller and Director
Nick Pappas	Senior Vice-President and Director

/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director
Jim Highland	Senior Vice-President and Director
/s/ J.R. MOSIER J.R. Mosier	Senior Vice-President and Director
Joseph Manisco	Assistant Secretary and Director

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on June 5, 2006.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)
By:	/s/ J. LARRY SORSBY J. Larry Sorsby Executive Vice President and Chief Financial Officer

Power of attorney

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitutional and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed for each of the Subsidiary Registrants by the following person on the date and in the capacities indicated on June 5, 2006.

Signature	Title

/s/ KEVORK S. HOVNANIAN Kevork S. Hovnanian	Chairman of the Board and Director
/s/ ARA K. HOVNANIAN Ara K. Hovnanian	Chief Executive Officer, Vice-Chairman of the Board and Director
/s/ PAUL W. BUCHANAN Paul W. Buchanan	Senior Vice-President, Corporate Controller and Director

/s/ PETER S. REINHART Peter S. Reinhart	Senior Vice-President, General Counsel, Secretary and Director
/s/ J. LARRY SORSBY J. Larry Sorsby	Executive Vice-President, Chief Financial Officer and Director

Schedule of subsidiary registrants

Exact name of registrant as specified in its charter

ARROW PROPERTIES, INC. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC. K. HOV INTERNATIONAL, INC. K. HOV IP, II, INC. K. HOV IP, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT HACKETTSTOWN, INC. K. HOVNANIAN AT HERSHEY'S MILL, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC. K. HOVNANIAN AT HOPEWELL IV, INC. K. HOVNANIAN AT HOPEWELL VI, INC. K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH V, INC. K. HOVNANIAN AT MAHWAH VI, INC. K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT METRO DC SOUTH, INC.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONTCLAIR NJ, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT PRINCETON, INC. K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC. K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT SAN SEVAINE, INC. K. HOVNANIAN AT SARATOGA, INC. K. HOVNANIAN AT SAWMILL, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC. K. HOVNANIAN AT SMITHVILLE, INC. K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC. K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT SYCAMORE, INC. K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT THE CEDARS, INC.
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT TROVATA, INC.
K. HOVNANIAN AT TUXEDO, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN COMPANIES NORTHEAST, INC. K. HOVNANIAN COMPANIES OF CALIFORNIA, INC. K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION II, INC.
K. HOVNANIAN CONSTRUCTION III, INC.

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.
K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.
K. HOVNANIAN DEVELOPMENTS OF INDIANA, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC. K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC. K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC. K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.
K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN ENTERPRISES, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN FORECAST HOMES, INC.
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.
K. HOVNANIAN HOMES OF VIRGINIA, INC.
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC. K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN PROPERTIES OF WALL, INC.
KHC ACQUISITION, INC. LANDARAMA, INC. M&M AT LONG BRANCH, INC. MATZEL & MUMFORD OF DELAWARE, INC. MCNJ, INC.
PINE BROOK COMPANY, INC. REFLECTIONS OF YOU INTERIORS, INC. SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC. THE MATZEL & MUMFORD ORGANIZATION, INC. WASHINGTON HOMES, INC.
WESTMINSTER HOMES OF TENNESSEE, INC. WESTMINSTER HOMES, INC. WH LAND I, INC WH PROPERTIES, INC. ALFORD, L.L.C. DULLES COPPERMINE, L.L.C.

HLIG INVESTMENT I, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF GEORGIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF PENNSYLVANIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.
K. HOVNANIAN AT 3 CHAPMAN, L.L.C.
K. HOVNANIAN AT 4S, L.L.C.
K. HOVNANIAN AT ACQUA VISTA, L.L.C.
K. HOVNANIAN AT ABERDEEN URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT ALISO, L.L.C.
K. HOVNANIAN AT ALLENTOWN, L.L.C.
K. HOVNANIAN AT ARBOR HEIGHTS, L.L.C.
K. HOVNANIAN AT AVENUE ONE, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BARNEGAT II, L.L.C.
K. HOVNANIAN AT BARNEGAT III, L.L.C.
K. HOVNANIAN AT BELLA LAGO, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT BRIDGEWATER I, L.L.C.
K. HOVNANIAN AT BRIDLEWOOD, L.L.C.
K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.
K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CAMP HILL, L.L.C.
K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CHESTERFIELD II, L.L.C.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CIELO, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT CLIFTON II, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, L.L.C.
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT DOVER, L.L.C.
K. HOVNANIAN AT EASTLAKE, L.L.C.
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.
K. HOVNANIAN AT EVERGREEN, L.L.C.
K. HOVNANIAN AT FIFTH AVENUE, L.L.C.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FORKS TWP. I, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.
K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HAZLET, L.L.C.
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C
K. HOVNANIAN AT HIGHWATER, L.L.C. K. HOVNANIAN AT JACKSON I, L.L.C. K. HOVNANIAN AT JACKSON, L.L.C. K. HOVNANIAN AT JERSEY CITY IV, L.L.C. K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C. K. HOVNANIAN AT LA COSTA GREENS, L.L.C. K. HOVNANIAN AT LA COSTA, L.L.C.
K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C. K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C. K. HOVNANIAN AT LAKE HILLS, L.L.C. K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C. K. HOVNANIAN AT LAWRENCE V, L.L.C. K. HOVNANIAN AT LINWOOD, L.L.C. K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C

K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LITTLE TOKYO, L.L.C.
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT LOWER MORELAND III, L.L.C.
K. HOVNANIAN AT MACUNGIE, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C.
K. HOVNANIAN AT MANSFIELD I, LLC
K. HOVNANIAN AT MANSFIELD II, LLC
K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MAPLE AVENUE, L.L.C.
K. HOVNANIAN AT MAPLE AVENUE I, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C. K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C. K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C. K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.
K. HOVNANIAN AT MENIFEE, L.L.C. K. HOVNANIAN AT MENIFEE VALLEY CONDUMINIUMS, L.L.C. K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C. K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MIDDLETOWN, L.L.C. K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MILLVILLE II, L.L.C. K. HOVNANIAN AT MILLVILLE III, L.L.C. K. HOVNANIAN AT MOCKINGBIRD CANYON L.L.C. K. HOVNANIAN AT MONROE III, L.L.C.
K. HOVNANIAN AT MONROE IV, L.L.C. K. HOVNANIAN AT MONROE NJ, L.L.C. K. HOVNANIAN AT MONTVALE, L.L.C.
K. HOVNANIAN AT MOSAIC, L.L.C. K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C. K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT NEW WINDSOR, L.L.C. K. HOVNANIAN AT NORTH BERGEN, L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C. K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C. K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C. K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHFIELD, L.L.C. K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C. K. HOVNANIAN AT PACIFICA SAN JUAN, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C. K. HOVNANIAN AT PARK LANE, L.L.C.
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.
K. HOVNANIAN AT PHILADELPHIA III, L.L.C.
K. HOVNANIAN AT PHILADELPHIA IV, L.L.C.
K. HOVNANIAN AT PIAZZA D'ORO, L.L.C.
K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT PRADO, L.L.C.
K. HOVNANIAN AT PRINCETON NJ, L.L.C.
K. HOVNANIAN AT PRINCETON LANDING, L.L.C.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C. K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT RAPHO, L.L.C. K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RED BANK, L.L.C. K. HOVNANIAN AT RIDGEMONT, L.L.C. K. HOVNANIAN AT RIDGESTONE, L.L.C.
K. HOVNANIAN AT RIVERBEND, L.L.C. K. HOVNANIAN AT RODERUCK. L.L.C. K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C. K. HOVNANIAN AT SAGE, L.L.C. K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C. K. HOVNANIAN AT SILVER SPRING, L.L.C. K. HOVNANIAN AT SKYE ISLE, L.L.C.
K. HOVNANIAN AT SMITHVILLE III, L.L.C. K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C. K. HOVNANIAN AT SPARTA, L.L.C. K. HOVNANIAN AT SPRINGCO, L.L.C.
K. HOVNANIAN AT SPRINGFIELD, L.L.C. K. HOVNANIAN AT SUNSETS, L.L.C.
K. HOVNANIAN AT TEANECK, L.L.C. K. HOVNANIAN AT THE CROSBY, L.L.C.
K. HOVNANIAN AT THE GABLES, L.L.C. K. HOVNANIAN AT THE MONARCH, L.L.C. K. HOVNANIAN AT THE PRESERVE, L.L.C.
K. HOVNANIAN AT THE THOMPSON RANCH, L.L.C. K. HOVNANIAN AT TOWNGATE, L.L.C. K. HOVNANIAN AT TRAIL RIDGE, L.L.C. K. HOVNANIAN AT TRENTON, L.L.C. K. HOVNANIAN AT TRENTON URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT UNION TOWNSHIP II, L.L.C. K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C. K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C. K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C. K. HOVNANIAN AT VINELAND, L.L.C. K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C. K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C. K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WEST BRADFORD, L.L.C. K. HOVNANIAN AT WEST MILFORD, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C. K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C. K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, L.L.C. K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH I, L.L.C. K. HOVNANIAN AT YONKERS I, L.L.C.
K. HOVNANIAN AT YONKERS II, L.L.C. K. HOVNANIAN AT YONKERS III, L.L.C.
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C. K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C. K. HOVNANIAN CLASSICS CIP, L.L.C. K. HOVNANIAN CLASSICS, L.L.C.
K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C.
K. HOVNANIAN COMPANIES, L.L.C.
K. HOVNANIAN CONNECTICUT ACQUISITIONS, L.L.C.
K. HOVNANIAN CRAFTBUILT HOMES OF GEORGIA, L.L.C.
K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN DELAWARE ACQUISITIONS, L.L.C.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C. K. HOVNANIAN FCS, L.L.C. K. HOVNANIAN FIRST HOMES, L.L.C. K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.
K. HOVNANIAN FOUR SEASONS AT HISTORIC VIRGINIA, L.L.C. K. HOVNANIAN FRANCISCUS HOMES, L.L.C. K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.
K. HOVNANIAN GREAT WESTERN HOMES, L.L.C. K. HOVNANIAN HOLDINGS NJ, L.L.C. K. HOVNANIAN HOMES AT BANYON COVE, L.L.C. K. HOVNANIAN HOMES AT BAYVIEW, L.L.C.
K. HOVNANIAN HOMES AT CAMERON STATION, L.L.C. K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.
K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM, PARK TOWNS, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 2, L.L.C.

K. HOVNANIAN HOMES AT LAUREL HIGHLANDS, L.L.C. K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C. K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C. K. HOVNANIAN HOMES AT PRIMERA, L.L.C.
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C. K. HOVNANIAN HOMES AT RUSSET, L.L.C. K. HOVNANIAN HOMES AT THE EASTON, L.L.C.
K. HOVNANIAN HOMES OF D.C., L.L.C. K. HOVNANIAN HOMES OF DELAWARE, L.LC. K. HOVNANIAN HOMES OF INDIANA, L.L.C.
K. HOVNANIAN HOMES OF MARYLAND, L.L.C. K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C. K. HOVNANIAN HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C. K. HOVNANIAN INTERNATIONAL, L.L.C. K. HOVNANIAN INVESTMENTS, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C. K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C. K. HOVNANIAN OF OLDE ORCHARD, L.L.C. K. HOVNANIAN OHIO REALTY, L.L.C. K. HOVNANIAN OSTER HOMES, L.L.C.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C. K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C. K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C. K. HOVNANIAN STANDING ENTITY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C. K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C. K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C. K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C. K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C. K. HOVNANIAN T&C HOMES AT MINNESOTA, L.L.C.
K. HOVNANIAN T&C INVESTMENT, L.L.C. K. HOVNANIAN VENTURE I, L.LC. K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.
K. HOVNANIAN WINDWARD HOMES, L.LC. K. HOVNANIAN'S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT BAKERSFIELD, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT DULLES DISCOVERY, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT HEMET, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT HUNTFIELD, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN'S FOUR SEASONS AT MENIFEE VALLE, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT NEW KENT, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT PALM SPRINGS, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT RUSH CREEK, L.L.C.
K. HOVNANIAN'S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C. K. HOVNANIAN'S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN'S FOUR SEASONS, L.L.C. K. HOVNANIAN'S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, LLC KINGS COURT AT MONTGOMERY, L.L.C.
M&M AT APPLE RIDGE, L.L.C. M&M AT BROOKHILL, L.L.C.
M&M AT CHESTERFIELD, L.L.C. M&M AT EAST MILL, L.L.C. M&M AT EAST RUTHERFORD, L.L.C.
M&M AT HERITAGE WOODS, L.L.C. M&M AT KENSINGTON WOODS, L.L.C.
M&M AT MORRISTOWN, L.L.C. M&M AT ROBERT MORRIS, L.L.C.
M&M AT SHERIDAN, L.L.C. M&M AT SPARTA, L.L.C.
M&M AT SPINNAKER POINTE, L.L.C. M&M AT SPRUCE HOLLOW, L.L.C.
M&M AT SPRUCE MEADOWS, L.L.C. M&M AT SPRUCE RUN, L.L.C.
M&M AT TAMARACK HOLLOW, L.L.C. M&M AT THE CHATEAU, L.L.C. M&M AT THE HIGHLANDS, L.L.C.
M&M AT WEST ORANGE, L.L.C. M&M AT WESTPORT, L.L.C. M&M AT WHEATON URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C. MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MATZEL & MUMFORD AT FREEHOLD, L.L.C. MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C. MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C. MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.
MATZEL & MUMFORD AT WOODLAND CREST, L.L.C. MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C
MMIP, L.L.C.
PADDOCKS, L.L.C. PINE AYR, L.L.C. RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.
RIDGEMORE UTILITY, L.L.C. K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C. TERRAPIN REALTY, L.L.C.
THE LANDINGS AT SPINNAKER POINTE, L.L.C. WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WESTMINSTER HOMES OF ALABAMA, L.L.C. WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.
WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC GOODMAN FAMILY OF BUILDERS, L.P.
K. HOVNANIAN OF HOUSTON II, L.P. K. HOVNANIAN OF HOUSTON, L.P.
M & M INVESTMENTS, L.P.

Index to exhibits

Exhibit Number	Description of Exhibits
1.1	Underwriting Agreement.(1)
3.1	Articles of Incorporation of K. Hovnanian Enterprises, Inc.(2)
3.2	By-Laws of K. Hovnanian Enterprises, Inc.(4)
3.3	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New Jersey.(2)
3.4	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New York.(2)
3.5	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Pennsylvania.(2)
3.6	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in North Carolina.(2)
3.7	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in South Carolina.(2)
3.8	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Virginia.(2)
3.9	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Maryland.(2)
3.10	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Delaware.(2)
3.11	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in California.(2)
3.12	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Texas.(2)
3.13	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Arizona.(2)
3.14	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Ohio.(2)
3.15	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in West Virginia.(2)
3.16	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Florida.(2)
3.17	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Michigan.(2)
3.18	Form of Articles of Organization for Subsidiary Registrant limited liability companies.(2)

3.19	Form of Certificate of Limited Partnership for Subsidiary Registrant limited partnerships.(2)
3.20	Form of By-Laws for Subsidiary Registrant corporations incorporated in New Jersey.(2)
3.21	Form of By-Laws for Subsidiary Registrant corporations incorporated in New York.(2)
3.22	Form of By-Laws for Subsidiary Registrant corporations incorporated in Pennsylvania.(2)
3.23	Form of By-Laws for Subsidiary Registrant corporations incorporated in North Carolina.(2)
3.24	Form of By-Laws for Subsidiary Registrant corporations incorporated in South Carolina.(2)
3.25	Form of By-Laws for Subsidiary Registrant corporations incorporated in Maryland.(2)
3.26	Form of By-Laws for Subsidiary Registrant corporations incorporated in Virginia.(2)
3.27	Form of By-Laws for Subsidiary Registrant corporations incorporated in Delaware.(2)
3.28	Form of By-Laws for Subsidiary Registrant corporations incorporated in California.(2)
3.29	Form of By-Laws for Subsidiary Registrant corporations incorporated in Texas.(2)
3.30	Form of By-Laws for Subsidiary Registrant corporations incorporated in Arizona.(2)
3.31	Form of By-Laws for Subsidiary Registrant corporations incorporated in Ohio.(2)
3.32	Form of By-Laws for Subsidiary Registrant corporations incorporated in West Virginia.(2)
3.33	Form of By-Laws for Subsidiary Registrant corporations incorporated in Florida.(2)
3.34	Form of By-Laws for Subsidiary Registrant corporations incorporated in Michigan.(2)
3.35	Form of Limited Liability Company Agreement for Subsidiary Registrant limited liability companies.(2)
3.36	Form of Limited Partnership Agreement for Subsidiary Registrant limited partnerships.(2)
3.37	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Tennessee.(2)
3.38	Form of By-Laws for Subsidiary Registrant corporations incorporated in Tennessee.(2)
3.39	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Minnesota.(3)
3.40	Certificate of Incorporation of Hovnanian Enterprises, Inc.(7)
3.41	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(8)
3.42	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(9)
3.43	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock of Hovnanian Enterprises, Inc., dated July 12, 2005(13)

3.44	Restated By-Laws of Hovnanian Enterprises, Inc.(11)
4.1	Indenture, dated as of November 3, 2003, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and Wachovia Bank, National Association, as Trustee(4).
4.2	First Supplemental Indenture, dated as of November 3, 2003, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wachovia Bank, National Association, as Trustee(5).
4.3	Second Supplemental Indenture, dated as of March 18, 2004, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wachovia Bank, National Association, as Trustee (12).
4.4	Third Supplemental Indenture, dated as of July 15, 2004, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wachovia Bank, National Association, as Trustee (12).
4.5	Fourth Supplemental Indenture, dated as of April 19, 2005, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wachovia Bank, National Association, as Trustee (12).
4.6	Fifth Supplemental Indenture, dated as of September 6, 2005, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wachovia Bank, National Association, as Trustee (12).
4.7	Sixth Supplemental Indenture to be entered into among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wachovia Bank, National Association, as Trustee (10).
4.8	Seventh Supplemental Indenture to be entered into among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and the other Guarantors named therein and U.S. Bank National Association as Trustee(1).
5.1	Opinion of Simpson Thacher & Bartlett LLP (filed herewith).
12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends(6).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
24.1	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (included on signature page).
24.2	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (included on signature page).
24.3	Powers of Attorney of the Board of Directors of Subsidiary Registrants (included on signature page).
25.1	Statement of Eligibility of Trustee (filed herewith).

(1)
To be incorporated by reference, as necessary, as an Exhibit to one or more Current Reports on Form 8-K.

(2)
Incorporated by reference to Exhibits to Registration Statement (No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.

(3)
Incorporated by reference to Exhibits to Registration Statement (No. 333-122175) on Form S-4 of Hovnanian Enterprises, Inc.

(4)
Incorporated by reference to Exhibits to Registration Statement (No. 333-125738) on Form S-3 of Hovnanian Enterprises, Inc.

(5)
Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K filed on November 7, 2003.

(6)
Incorporated by reference to Exhibits to Annual Report of Hovnanian Enterprises, Inc. on Form 10-K for the year ended October 31, 2005.

(7)
Incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.

(8)
Incorporated by reference to Exhibit 4.2 to the Registration Statement (No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.

(9)
Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2004

(10)
Incorporated by reference to Exhibits to Current Report of the Registrant on Form 8-K filed on February 27, 2006.

(11)
Incorporated by reference to Exhibit 3.2 to the Registration Statement (No. 1-08551) on Form 8-A of Hovnanian Enterprises, Inc.

(12)
Incorporated by reference to Exhibits to Registration Statement (No. 333-131982) on Form S-3 of Hovnanian Enterprises, Inc.

(13)
Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K filed July 13, 2005

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Forward-looking statements
Prospectus summary
The company
Recent developments
The offering
Risk factors
Risks related to our business
Risks related to the notes
Use of proceeds
Capitalization
Description of Senior Notes
United States federal income and estate tax consequences to non-U.S. holders
Underwriting
Legal matters
Experts
Available information
Incorporation of certain documents by reference
PART II Information not required in prospectus
Signatures
Power of attorney
Signatures
Power of attorney
Signatures
Power of attorney
Schedule of subsidiary registrants Exact name of registrant as specified in its charter
Index to exhibits